Filed Pursuant to Rule 424(b)(7)
Registration No. 333-273947

Prospectus Supplement

(To Prospectus dated August 11, 2023)

16,835,016 Shares

Fox Corporation

Class B Common Stock

The selling stockholders (as defined herein) are offering 16,835,016 shares (the “shares”) of Class B common stock, par value $0.01 per share (“Class B common stock”), of Fox Corporation (“FOX”). FOX is not selling any shares under this prospectus supplement and will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Our Class B common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “FOX.” The last reported sale price of our Class B common stock on the Nasdaq on September 5, 2025 was $55.97 per share.

Investing in our Class B common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors described in the documents that we file with the Securities and Exchange Commission (the “SEC”) that are incorporated herein by reference for a discussion of certain risks you should consider before deciding to invest in our Class B common stock.

Neither the SEC nor any state securities commission has approved or disapproved of the shares or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$54.25	$913,299,618
Underwriting discounts(1)	$0.79	$13,299,662.64
Proceeds to the selling stockholders, before expenses	$53.46	$899,999,955.36

(1)	See “Underwriting” for a description of compensation payable to the underwriter (as defined herein).

The underwriter expects to deliver the shares against payment on or about September 10, 2025.

Morgan Stanley

The date of this prospectus supplement is September 8, 2025

Table of Contents

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares and certain other matters relating to us and the selling stockholders, and adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, dated August 11, 2023, gives more general information about the securities that we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using the SEC’s shelf registration rules. You should read this prospectus supplement and the accompanying prospectus, together with the additional information incorporated by reference herein and therein as described under the headings “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the documents incorporated by reference filed before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

None of FOX, the selling stockholders or the underwriter have authorized anyone to provide you with different or additional information from that contained or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholders nor the underwriter takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared. The selling stockholders and the underwriter are offering to sell the shares, and seeking offers to buy the shares, only in jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus nor any free writing prospectus constitutes an offer, or an invitation on our behalf or on behalf of the selling stockholders or the underwriter, to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the shares offered by this prospectus supplement.

As used in this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “FOX,” the “Company,” “we,” “us” or “our” refer to Fox Corporation, a Delaware corporation, and its consolidated subsidiaries.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein or therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical or current fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements regarding (i) future earnings, revenues or other measures of the Company’s financial performance; (ii) the Company’s plans, strategies and objectives for future operations; (iii) proposed new programming or other offerings; (iv) future economic conditions or performance; and (v) assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” or any other similar words.

Although the Company’s management believes that the expectations reflected in any of the Company’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any forward-looking statements. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the SEC. Important factors that could cause the Company’s actual results, performance and achievements to differ materially from those estimates or projections contained in the Company’s forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions and the following factors:

•

evolving technologies and distribution platforms and offerings and changes in consumer behavior as consumers seek more control over when, where and how they consume content, and related impacts on advertisers and MVPDs (as defined herein);

•

declines in advertising expenditures due to various factors such as the economic prospects of advertisers or the economy including the impact of tariffs, evolving technologies and distribution platforms and related changes in consumer behavior and shifts in advertisers’ expenditures, the evolving digital advertising market, major sports events and election cycles, advertising campaigns, and audience measurement methodologies’ ability to accurately reflect actual multiplatform viewership levels;

•	further declines in the number of subscribers to MVPD services;

•

the failure to enter into or renew on favorable terms, or at all, affiliation or carriage agreements or arrangements through which the Company makes its content available for viewing through online video platforms;

•	the highly competitive nature of the industry in which the Company’s businesses operate;

•

the popularity of the Company’s content, including special sports events; and the continued popularity of the sports franchises, leagues and teams for which the Company has acquired programming rights;

•	the Company’s ability to renew programming rights, particularly sports programming rights, on sufficiently favorable terms, or at all;

•	damage to the Company’s brands or reputation;

•

the inability to realize the anticipated benefits of the Company’s acquisitions, investments and other strategic initiatives, and the effects of any combination or significant acquisition, disposition or other similar transaction involving the Company;

•	the loss of key personnel;

•	labor disputes, including labor disputes involving professional sports leagues whose games or events the Company has the right to broadcast;

•	lower than expected valuations associated with the Company’s reporting units, indefinite-lived intangible assets, investments or long-lived assets;

S-iii

•

a degradation, failure or misuse of the Company’s network and information systems and other technology relied on by the Company that causes a disruption of services or improper disclosure of personal data or other confidential information;

•	content piracy and signal theft and the Company’s ability to protect its intellectual property rights;

•	the failure to comply with laws, regulations, rules, industry standards or contractual obligations relating to privacy and personal data protection;

•	changes in tax, federal communications or other laws, regulations, practices or the interpretation or enforcement thereof;

•

the impact of any investigations or fines from governmental authorities, including Federal Communications Commission (“FCC”) rules and policies and FCC decisions regarding revocation, renewal or grant of station licenses, waivers and other matters;

•	the failure or destruction of satellites or transmitter facilities the Company depends on to distribute its programming;

•	unfavorable litigation outcomes or investigation results that require the Company to pay significant amounts or lead to onerous operating procedures;

•	changes in Generally Accepted Accounting Principles (“GAAP”) or other applicable accounting standards and policies;

•	the Company’s ability to secure additional capital on acceptable terms;

•	the impact, if any, on the Company’s stock price from the Transactions (as defined below) and this offering; and

•	the other risks and uncertainties detailed in Part I, Item 1A. “Risk Factors” in the Company’s Form 10-K for the fiscal year ended June 30, 2025 (the “2025 Form 10-K”).

Forward-looking statements in this prospectus supplement speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement made herein or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in our expectations, except as required by law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering of shares discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents that are incorporated herein by reference. It does not contain all of the information that is important to you in deciding whether to purchase the shares. You should read the entire prospectus supplement, the accompanying prospectus and the documents that are incorporated herein by reference, including the financial statements and notes thereto and the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus, any free writing prospectus, the 2025 Form 10-K and other reports we file with the SEC, before deciding whether to purchase the shares. In addition, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking information that involves risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Company

FOX is a news, sports and entertainment company, which manages and reports its businesses in four operating segments: Cable Network Programming, Television, Credible and the FOX Studio Lot with the following two reportable segments:

•

Cable Network Programming, which produces and licenses news and sports content distributed through traditional cable television systems, direct broadcast satellite operators and telecommunication companies (“traditional MVPDs”), virtual multi-channel video programming distributors (“virtual MVPDs”) and other digital platforms, primarily in the U.S.

•

Television, which produces, acquires, markets and distributes programming through the FOX broadcast network, advertising-supported video-on-demand (“AVOD”) service Tubi, 29 full power broadcast television stations, including 11 duopolies, and other digital platforms, primarily in the U.S. Eighteen of the broadcast television stations are affiliated with the FOX Network and 11 are affiliated with MyNetworkTV. The segment also includes various production companies that produce content for the Company and third parties.

The Credible and the FOX Studio Lot operating segments do not meet the criteria under GAAP to be separately reported as a reportable segment or aggregated with other operating segments, and as such are presented as part of Corporate and Other, which is not a reportable segment. Corporate and Other principally consists of Credible, the FOX Studio Lot and corporate overhead costs. Credible is a U.S. consumer finance marketplace. The FOX Studio Lot, located in Los Angeles, California, provides television and film production services along with office space, studio operation services and includes all operations of the facility.

We use the term “MVPDs” to refer collectively to traditional MVPDs and virtual MVPDs.

Recent Developments

Transactions

On September 8, 2025, the trustee and beneficiaries of the Murdoch Family Trust (the “MFT”) informed us that they have reached a mutual resolution of the legal proceedings in Nevada related to the MFT, resulting in the termination of all litigation. Following this resolution and the transactions described below, Prudence MacLeod, Elisabeth Murdoch and James Murdoch (collectively, the “Departing Members”) will cease to have any interest in the shares of Class A common stock, par value $0.01, of the Company (“Class A common stock”) or shares of Class B common stock previously held by the MFT.

We have been informed that:

•

Each of the selling stockholders in this offering is a trust established by Cruden Financial Services LLC (“Cruden”), the trustee of the MFT, for the benefit of a Departing Member and his or her respective descendants and charitable organizations (collectively, the “Departing Member Trusts”);

•

Three trusts (collectively, the “LGC Family Trusts”) were established by the trustee of the MFT for the benefit of each of Lachlan K. Murdoch, Grace Murdoch and Chloe Murdoch and his or her respective descendants and charitable organizations, each with a term expected to extend to 2050;

•

(1) 50% of the shares of Class A common stock and 50% of the shares of Class B common stock held by the MFT were transferred to the Departing Member Trusts (the “DMT Share Transfers”) and (2) the remaining 50% of the shares of Class A common stock and the remaining 50% of the shares of Class B common stock held by the MFT were transferred to the LGC Family Trusts, which subsequently contributed such shares of Class A common stock and Class B common stock to LGC Holdco, LLC (“LGC Holdco”), a Delaware limited liability company, which is owned by the LGC Family Trusts and initially managed by Cruden;

•

Subject to and conditioned upon closing of this offering, LGC Holdco will acquire, through a series of transactions (the “concurrent transfers”), all of the remaining shares of Class A common stock and Class B common stock held by the Departing Member Trusts that are not sold in this offering; and

•	The Departing Member Trusts will receive cash for the sale of all of the shares of Class A common stock and Class B common stock held by them, including from the sale of the shares in this offering.

In connection with the foregoing transactions, we have been informed that:

•

LGC Holdco has entered into a collateralized loan agreement (the “LGC Holdco loan agreement”) with a financial institution (the “Lender”), pursuant to which LGC Holdco borrowed term loans (the “LGC Holdco loans”) in an aggregate principal amount of $1,000 million to fund the purchase by LGC Holdco of a portion of the shares of Class A common stock and Class B common stock held by the Departing Member Trusts in the concurrent transfers. LGC Holdco has pledged 37,002,060 shares of Class B common stock of the Company (as well as shares of Class B common stock of News Corporation owned by LGC Holdco) as collateral to secure LGC Holdco’s obligations under the LGC Holdco loan agreement; and

•

Such shares of Class B common stock will be held in one or more accounts at the Lender and, upon the occurrence of certain events that are customary for this type of loan agreement, the Lender may exercise its rights to require LGC Holdco to pre-pay the LGC Holdco loans or pledge additional collateral and may also have the right to foreclose on, or otherwise dispose of, the shares of Class B common stock pledged as collateral.

The transactions described above under this heading are referred to collectively as the “Transactions” for purposes of this prospectus supplement.

We have been informed that: (i) Cruden will initially serve as the trustee of the LGC Family Trusts and the Departing Member Trusts and as the sole manager of LGC Holdco; (ii) following consummation of the Transactions and this offering, Cruden will automatically cease to serve as the trustee of the Departing Member Trusts; and (iii) separately, following consummation of the Transactions and this offering, Cruden will be replaced by Cruden 2, LLC (“Cruden 2”) as the trustee and the sole manager of the LGC Family Trusts and LGC Holdco, respectively.

We have been informed that, following the consummation of the Transactions and this offering:

•	LGC Holdco will be the beneficial owner of 19,000 shares of our Class A common stock and 85,372,810 shares of our Class B common stock, constituting less than 0.1% and approximately 36.2%

of the total number of outstanding shares of our Class A common stock and our Class B common stock, respectively, in each case, based on the number of shares outstanding as of August 1, 2025;

•

Cruden 2 will become the sole manager of LGC Holdco with the power to vote and to dispose, or direct the vote and disposition, of the shares of Class A common stock and Class B common stock owned by LGC Holdco;

•

The decisions of Cruden 2 with respect to the voting and disposition of the shares of Class A common stock and Class B common stock will be, subject to certain limited exceptions, decided throughout the term of the LGC Family Trusts solely by a managing director of Cruden 2, who is appointed, and may be replaced, by Lachlan K. Murdoch; and as a result, Lachlan K. Murdoch may be deemed the beneficial owner of the shares of Class A common stock and Class B common stock owned by LGC Holdco; however, Lachlan K. Murdoch will disclaim the beneficial ownership of such shares; and

•

The Departing Members will enter into a restrictive covenant agreement pursuant to which they and their respective affiliates, among other things, (i) will be subject to customary standstill provisions with respect to FOX for a period of twelve (12) years from the date of the consummation of this offering, including a prohibition on acquiring debt or equity securities of FOX for such period, subject to certain exceptions, and (ii) will agree to dispose of any shares of the Company’s common stock held by them outside of the Departing Member Trusts (which we understand constitutes a de minimis number of shares) within six (6) months of the date of the consummation of this offering, subject to applicable securities laws.

Following the consummation of the Transactions and this offering, K. Rupert Murdoch will remain our Chairman Emeritus.

New Stockholders Agreement

Prior to this offering, the Company and the MFT terminated the stockholders agreement, dated as of November 6, 2019, by and between the Company and the MFT (the “Previous Stockholders Agreement”), and immediately thereafter, the Company entered into a new stockholders agreement (the “New Stockholders Agreement”), dated as of September 8, 2025, with the LGC Family Trusts and LGC Holdco.

The New Stockholders Agreement is substantially the same as the Previous Stockholders Agreement, including a limitation on the LGC Family Trusts and LGC Holdco from owning, collectively with K. Rupert Murdoch, Lachlan K. Murdoch, Grace Murdoch and Chloe Murdoch (collectively, the “Murdoch Individuals”), more than 44% of the outstanding voting power of the shares of our Class B common stock. In addition, the New Stockholders Agreement provides (a) the Company with a right of first refusal with respect to any underwritten public offering of the shares of Class B common stock held by the LGC Family Trusts or LGC Holdco to anyone other than the Murdoch Individuals and their affiliates, subject to certain exceptions set forth therein, and (b) the LGC Family Trusts and LGC Holdco with certain customary registration rights.

Corporate Information

FOX’s fiscal year ends on June 30 of each year. FOX was incorporated in 2018 under the laws of the State of Delaware. FOX’s principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036 and its telephone number is (212) 852-7000.

Our website is located at http://www.foxcorporation.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus supplement (except for the SEC filings expressly incorporated by reference herein), and such information should not be considered to be part of this prospectus supplement. You should not rely on any such information in making your decision whether to purchase shares of our common stock.

THE OFFERING

The summary below contains basic information about this offering. It does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement and accompanying prospectus and the information included or incorporated by reference herein and therein before making an investment decision. As used in this section, the terms “us,” “we” and “our” refer to Fox Corporation and not to any of its subsidiaries.

Issuer	Fox Corporation

Class B common stock offered by the selling stockholders in this offering	16,835,016 shares.

Class B common stock to be outstanding prior to and immediately after this offering(1)	235,581,025 shares.

Use of proceeds	We are not selling any shares in this offering, and we will not receive any of the proceeds from the sale of the shares in this offering. All of the shares in this offering are being sold by the selling stockholders.

Voting rights	Each holder of our Class B common stock will be entitled to one vote per share on all matters on which our stockholders generally are entitled to vote. See “Description of Capital Stock” in the accompanying prospectus.

Listing	Our Class B common stock is listed on the Nasdaq.

Ticker symbol	“FOX.”

Risk factors	Investing in our Class B common stock involves significant risks. You should carefully consider all of the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus prior to investing in the shares. In particular, we urge you to carefully consider the information contained in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and in our reports filed with the SEC.

(1)	Total number of shares of our Class B common stock outstanding as of August 1, 2025.

RISK FACTORS

You should carefully consider the following risk factors, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. These risks are not the only risks that we face in our business and/or in connection with this offering. Our business, financial condition and results of operations and/or the shares offered hereby could also be affected by additional factors that are not presently known to us or that we currently do not consider to be material.

Risks Relating to Our Business

For a discussion of the risks related to our business, you should carefully consider the risks, uncertainties and assumptions discussed under “Item 1A. Risk Factors” in the 2025 Form 10-K and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

Risks Related to Ownership of Our Class B Common Stock

Our stock price has fluctuated in the past and may fluctuate in the future. Accordingly, you may not be able to resell the shares purchased in this offering at or above the price at which you purchased them.

The market price of our Class B common stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Class B common stock, you could lose a substantial part or all of your investment in the shares. The following factors, among others, could affect our stock price:

•	conditions in the broader stock market in general;

•	our ability to make investments with attractive risk-adjusted returns;

•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

•	market perception of our current and projected financial condition, potential growth, future earnings and future cash dividends;

•	announcements we make regarding dividends;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	sales of our securities, or the perception that such sales may occur, by us or by our stockholders;

•	actions by rating agencies;

•	short sales of our Class B common stock;

•	any decision to pursue a distribution or disposition of a meaningful portion of our assets;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	market perception or media coverage of us, other similar companies or the outlook of the markets and industries in which we compete;

•	major reductions in trading volumes on the exchanges on which we operate;

•	legislative or regulatory developments, including changes in the status of our regulatory approvals or licenses or the threat of adverse regulatory actions; and

•	litigation and governmental investigations, including the threat of adverse litigation or governmental investigations.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading prices of our common stock, including our Class B common stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and have a material adverse effect on our business, financial condition, results of operations and cash flows. There can be no guarantee that our stock price will remain at current levels or that future sales of our common stock will not be at prices lower than those sold to investors.

Issuances and sales of additional shares, or the perception of future sales, of preferred stock or common stock, including this offering of Class B common stock, could reduce the market price of our shares of Class B common stock.

The sale by the selling stockholders of the shares in this offering could negatively impact the market price of our Class B common stock. Further, future sales of a substantial number of shares of Class B common stock by LGC Holdco which, following the consummation of the Transactions and this offering, will beneficially own approximately 36.2% of our Class B common stock (of which, we have been informed, approximately 43.3% will be pledged as collateral for the LGC Holdco loans), could significantly reduce the market price of our Class B common stock. Furthermore, pursuant to the New Stockholders Agreement, we have agreed to use our commercially reasonable efforts to facilitate potential future offers and sales of the shares of Class B common stock held by the LGC Family Trusts and LGC Holdco upon their request. The perception that these future sales may occur could also cause the market price of our Class B common stock to decline and impair our ability to raise additional capital through the sale of our equity securities.

Under our certificate of incorporation, we are authorized to issue up to 2,000,000,000 shares of Class A common stock, par value $0.01 per share, 1,000,000,000 shares of Class B common stock, par value $0.01 per share, 35,000,000 shares of series common stock, par value $0.01 per share, and 35,000,000 shares of preferred stock, par value $0.01 per share. Accordingly, in the future, we may issue additional securities in order to raise capital or in connection with acquisitions. We may acquire interests in other companies by using a combination of cash and our common stock or just our common stock, in each case, including our Class B common stock. Further, shares of preferred stock may be issued from time to time in one or more series as our board of directors (the “Board of Directors”) may from time to time determine, each such series to be distinctively designated.

Any such issuances and sales of our preferred stock or common stock could have the effect of depressing the market price for our Class B common stock, and the issuance of any such preferred stock could materially adversely affect the rights of holders of our Class B common stock. Any of these events may dilute your ownership interest in the Company and have an adverse impact on the price of our Class B common stock. We cannot predict the size of future issuances or sales of our Class B common stock or other securities or the effect, if any, that future issuances or sales of our Class B common stock and other securities would have on the market price of our Class B common stock.

We, Lachlan K. Murdoch, our other executive officers, our Chairman Emeritus and LGC Holdco have agreed with the underwriter, subject to certain exceptions, not to offer or sell, dispose of or hedge, directly or indirectly, any shares of Class B common stock or securities convertible into or exchangeable for shares of Class B common stock for a period of (i) with respect to us, Lachlan K. Murdoch, the other executive officers and our Chairman Emeritus, 30 days from the date of this prospectus supplement, and (ii) with respect to LGC Holdco, 12 months from the date of this prospectus supplement, in each case, except with the prior written consent of the underwriter. See “Underwriting” for a description of these lock-up agreements. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class B common stock.

If securities or industry analysts cease coverage of the Company or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Class B common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more analysts cease coverage of the Company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if our results of operations do not meet the expectations of the investor community, or one or more of the analysts who cover our Company publish unfavorable research about our business, our stock price could decline. As a result, you may not be able to sell shares of our Class B common stock at prices equal to or greater than the price of the shares sold in this offering.

Risks Relating to Our Ownership Structure

Certain of the Company’s directors and significant stockholders may have actual or potential conflicts of interest because of their equity ownership in News Corporation (“News Corp”) or because they also serve as directors of News Corp.

In June 2013, Twenty-First Century Fox, Inc. completed the separation of its businesses into two independent publicly traded companies by distributing to its shareholders shares of a new company called News Corp. Certain of the Company’s directors and significant stockholders own shares of common stock of News Corp, and the individual holdings may be significant for some of these individuals compared to their total assets. In addition, FOX’s Executive Chair and Chief Executive Officer, Lachlan K. Murdoch, also serves as the Chair of News Corp. This ownership of, or service to, both companies may create, or may create the appearance of, conflicts of interest when these individuals are faced with decisions that could have different implications for the Company and News Corp. For example, potential conflicts of interest could arise in connection with the resolution of any dispute that may arise between the Company and News Corp regarding the terms of the agreements governing the indemnification of certain matters. In addition to any other arrangements that the Company and News Corp may agree to implement, the Company and News Corp have agreed that officers and directors who serve at both companies will recuse themselves from decisions where conflicts arise due to their positions at both companies.

The Company’s amended and restated bylaws acknowledge that the Company’s directors and officers, as well as certain of its stockholders, including K. Rupert Murdoch, certain members of his family and certain family trusts (so long as such persons continue to own, in the aggregate, 10% or more of the voting stock of each of the Company and News Corp), each of which is referred to as a covered stockholder, are or may become stockholders, directors, officers, employees or agents of News Corp and certain of its affiliates. The amended and restated bylaws of the Company provide that any such overlapping person will not be liable to the Company, or to any of its stockholders, for breach of any fiduciary duty that would otherwise exist because such individual directs a corporate opportunity to News Corp instead of the Company. The provisions in the amended and restated bylaws of the Company could result in an overlapping person submitting any corporate opportunities to News Corp instead of the Company.

Certain provisions of the Company’s amended and restated certificate of incorporation, the Company’s amended and restated bylaws, Delaware law and the ownership of the Company’s common stock by LGC Holdco may discourage takeovers and the concentration of ownership will affect the voting results of matters submitted for stockholder approval.

The Company’s amended and restated certificate of incorporation and amended and restated bylaws contain certain anti-takeover provisions that may make a tender offer, change in control, or takeover attempt that is opposed by the Board of Directors or certain stockholders holding a significant percentage of the voting power of the Company’s outstanding voting stock more difficult or expensive. In particular, the amended and restated certificate of incorporation and amended and restated bylaws provide for, among other things:

•	a dual class common equity capital structure, in which holders of the Company’s Class A common stock can vote only in specific, limited circumstances;

•	a prohibition on stockholders taking any action by written consent without a meeting (unless there are three record holders or fewer);

•

special stockholders’ meeting to be called only by a majority of the Board of Directors, the chair or vice or deputy chair, or upon the written request of holders of not less than 20% of the voting power of our outstanding voting stock;

•	the requirement that stockholders give the Company advance notice to nominate candidates for election to the Board of Directors or to make stockholder proposals at a stockholders’ meeting;

•	the requirement of an affirmative vote of at least 65% of the voting power of the Company’s outstanding voting stock to amend or repeal our amended and restated bylaws;

•	restrictions on the transfer of the Company’s shares; and

•	the Board of Directors to issue, without stockholder approval, preferred stock and series common stock with such terms as the Board of Directors may determine.

These provisions could discourage potential acquisition proposals and could delay or prevent a change in control of the Company, even in the case where a majority of the stockholders may consider such proposals, if effective, desirable.

We have been informed that, following the consummation of the Transactions and this offering: (i) LGC Holdco will be the beneficial owner of 85,372,810 shares of our Class B common stock, constituting approximately 36.2% of the total number of outstanding shares of our Class B common stock; (ii) Cruden 2 will become the sole manager of LGC Holdco, with the power to vote and to dispose, or direct the vote and disposition, of the shares of Class B common stock owned by LGC Holdco; and (iii) the decisions of Cruden 2 with respect to the voting and disposition of the shares of Class A common stock and Class B common stock will be, subject to certain limited exceptions, decided throughout the term of the LGC Family Trusts solely by a managing director of Cruden 2, who is appointed, and may be replaced, by Lachlan K. Murdoch; and as a result, Lachlan K. Murdoch may be deemed the beneficial owner of the shares of Class B common stock owned by LGC Holdco; however, Lachlan K. Murdoch will disclaim the beneficial ownership of such shares.

This ownership concentration of the Class B common stock by LGC Holdco and associated concentration of voting power could discourage third parties from making proposals involving an acquisition of the Company. Additionally, such ownership concentration increases the likelihood that proposals submitted for stockholder approval that are supported by LGC Holdco will be adopted and proposals that are not supported by LGC Holdco will not be adopted, whether or not such proposals to stockholders are also supported by the other holders of Class B common stock. LGC Holdco’s interests may be different from, or conflict with, the interests of our other stockholders and, as a result, this concentration of ownership may have the effect of delaying, preventing or deterring a change in control of the Company and may negatively affect the market price of our common stock, including our Class B common stock.

The Board of Directors has authorized a $12.0 billion stock repurchase program for the Company’s Class A common stock and Class B common stock, which may increase the percentage of Class B common stock held by LGC Holdco. Nevertheless, under the terms of the New Stockholders Agreement (and consistent with the terms of the Previous Stockholders Agreement), the Company, the LGC Family Trusts and LGC Holdco have agreed not to take actions that would result in such stockholders owning, collectively with the Murdoch Individuals, more than 44% of the outstanding voting power of the shares of Class B common stock. The LGC Family Trusts and LGC Holdco agreed to forfeit votes to the extent necessary to ensure that the Murdoch Individuals, the LGC Family Trusts and LGC Holdco, collectively, do not own more than 44% of the outstanding voting power of the shares of Class B common stock, except where a Murdoch Individual votes his or her own shares differently from the others on any matter.

USE OF PROCEEDS

We are not selling any shares in this offering, and we will not receive any of the proceeds from the sale of the shares in this offering. All of the shares in this offering are being sold by the selling stockholders, and the selling stockholders will receive all of the net proceeds from this offering. See “Selling Stockholders.”

SELLING STOCKHOLDERS

The following table sets forth information as of August 1, 2025, with respect to the beneficial ownership of shares of Class A common stock and Class B common stock by the selling stockholders referred to in the following table, after giving effect to the DMT Share Transfers and before and after giving effect to this offering and the concurrent transfers. No shares of Class A common stock are being offered in this offering.

The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities and are based on information provided by the selling stockholders. Under rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose, or to direct the disposition, of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations of beneficial ownership provided in the table below are based on 209,954,934 shares of our Class A common stock outstanding and 235,581,025 shares of our Class B common stock outstanding as of August 1, 2025.

The following table also provides the number of shares of our Class B common stock that may be offered by the selling stockholders pursuant to this prospectus supplement and the number of shares of our Class B common stock that will be beneficially owned by the selling stockholders after such an offering, assuming the sale of all of the offered shares of Class B common stock and after giving effect to the DMT Share Transfers and the concurrent transfers. Ownership percentages in the table below reflect the percentage of our outstanding Class A common stock and outstanding Class B common stock beneficially owned. Information about the selling stockholders may change over time. Unless otherwise noted, the address for each selling stockholder is c/o Cruden Financial Services LLC, 100 W. Liberty Street, Suite 750, Reno, NV 89501.

	Shares Beneficially Owned Before the Offering and Concurrent Transfers				Shares Offered in the Offering		Shares Beneficially Owned After the Offering and Concurrent Transfers
Name of Selling Stockholder:	Non-Voting Class A Common Stock		Voting Class B Common Stock		Non-Voting Class A Common Stock	Voting Class B Common Stock	Non-Voting Class A Common Stock		Voting Class B Common Stock
	Number	%	Number	%	Number	Number	Number	%	Number	%
MFT SH Family Trust(1)	3,166	NM	17,034,637	7.2	—	5,611,672	—	—	—	—
EM 2025 Family Trust(1)	3,166	NM	17,034,637	7.2	—	5,611,672	—	—	—	—
MacLeod Family Discretionary Trust(1)	3,166	NM	17,034,637	7.2	—	5,611,672	—	—	—	—

(1)

Cruden, the sole trustee of each of the selling stockholders, has the power to vote and to dispose, or direct the vote and disposition, of all of the reported Class B common stock. In addition, Cruden has the power to exercise the limited vote and to dispose, or direct the limited vote and disposition, of all of the reported Class A common stock. As a result of K. Rupert Murdoch’s ability to appoint certain members of the board of directors of Cruden as of the date of this prospectus supplement, K. Rupert Murdoch may be deemed to be a beneficial owner of the shares held by the selling stockholders. K. Rupert Murdoch, however, disclaims any beneficial ownership of shares held by the selling stockholders.

Material Relationships with Selling Stockholders

Based on SEC filings made by Cruden, we understand that: prior to September 8, 2025, the MFT beneficially owned 19,000 shares of Class A common stock and 102,207,826 shares of Class B common stock, as determined in accordance with Rule 13d-3 of the Exchange Act. At that time, Cruden, as the corporate trustee of the MFT, had the power to vote and to dispose, or direct the vote and disposition, of any Class B common stock beneficially owned by the MFT. In addition, Cruden had the power to exercise the limited vote and to dispose, or direct the limited vote and disposition, of any shares of Class A common stock beneficially owned by the MFT. As a result of K. Rupert Murdoch’s ability to appoint certain members of the board of directors of Cruden, K. Rupert Murdoch may have been deemed to be a beneficial owner of the shares beneficially owned by the MFT. K. Rupert Murdoch, however, disclaimed any beneficial ownership of such shares. K. Rupert Murdoch is the Chairman Emeritus of FOX. On September 8, 2025, the Company terminated the Previous Stockholders Agreement with the MFT and entered into a New Stockholders Agreement with the LGC Family Trusts and LGC Holdco. See “Prospectus Supplement Summary—Recent Developments—New Stockholders Agreement.” Lachlan K. Murdoch, a direct beneficiary of the MFT and one of the LGC Family Trusts and an indirect beneficiary of LGC Holdco, is the Executive Chair and Chief Executive Officer of FOX.

We have been informed that subject to and conditioned upon closing of this offering, LGC Holdco will acquire, through the concurrent transfers, all of the remaining shares of Class A common stock and Class B common stock held by the Departing Member Trusts that are not sold in this offering; and that the Departing Member Trusts will receive cash for the sale of all of the shares of Class A common stock and Class B common stock held by them, including from the proceeds of this offering.

We have been informed that: (i) Cruden will initially serve as the trustee of the LGC Family Trusts and the Departing Member Trusts and as the sole manager of LGC Holdco; (ii) following consummation of the Transactions and this offering, Cruden will automatically cease to serve as the trustee of the Departing Member Trusts; and (iii) separately, following consummation of the Transactions and this offering, Cruden will be replaced by Cruden 2 as the trustee and the sole manager of the LGC Family Trusts and LGC Holdco, respectively.

We have been informed that, following the consummation of the Transactions and this offering:

•

LGC Holdco will be the beneficial owner of 19,000 shares of our Class A common stock and 85,372,810 shares of our Class B common stock, constituting less than 0.1% and approximately 36.2% of the total number of outstanding shares of our Class A common stock and our Class B common stock, respectively, in each case, based on the number of shares outstanding as of August 1, 2025;

•

Cruden 2 will become the sole manager of LGC Holdco with the power to vote and to dispose, or direct the vote and disposition, of the shares of Class A common stock and Class B common stock owned by LGC Holdco;

•

The decisions of Cruden 2 with respect to the voting and disposition of the shares of Class A common stock and Class B common stock will be, subject to certain limited exceptions, decided throughout the term of the LGC Family Trusts solely by a managing director of Cruden 2, who is appointed, and may be replaced, by Lachlan K. Murdoch; and as a result, Lachlan K. Murdoch may be deemed the beneficial owner of the shares of Class A common stock and Class B common stock owned by LGC Holdco; however, Lachlan K. Murdoch will disclaim the beneficial ownership of such shares; and

•

The Departing Members will enter into a restrictive covenant agreement pursuant to which they and their respective affiliates, among other things, (i) will be subject to customary standstill provisions with respect to FOX for a period of twelve (12) years from the date of the consummation of this offering, including a prohibition on acquiring debt or equity securities of FOX for such period, subject to certain exceptions, and (ii) will agree to dispose of any shares of the Company’s common stock held by them outside of the Departing Member Trusts (which we understand constitutes a de minimis number of shares) within six (6) months of the date of the consummation of this offering, subject to applicable securities laws.

Following the consummation of the Transactions and this offering, K. Rupert Murdoch will remain our Chairman Emeritus.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS TO NON-U.S. HOLDERS OF OUR CLASS B COMMON STOCK

The following discussion is a summary of material U.S. federal income and estate tax considerations generally applicable to Non-U.S. Holders (as defined herein) with respect to the ownership and disposition of shares of Class B common stock that are purchased in this offering and held as capital assets (generally, for investment). For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of Class B common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation created in or organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Class B common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner or member and the activities of the partnership or other entity. Accordingly, partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) that hold shares of Class B common stock and partners or members in these partnerships or other entities should consult their tax advisors regarding the U.S. federal income and other tax consequences of the ownership and disposition of shares of Class B common stock.

This summary does not address the potential application of the alternative minimum tax or any other U.S. federal income tax considerations applicable to a Non-U.S. Holder’s specific facts and circumstances and does not consider any U.S. federal tax consequences other than income and estate tax consequences (such as gift tax consequences or the Medicare tax on net investment income) or any state, local or non-U.S. tax consequences. This summary also does not apply to Non-U.S. Holders subject to special tax treatment under the U.S. federal income tax laws (including, without limitation, a dealer in securities or currencies, a bank or other financial institution, an insurance company, a tax-exempt organization or entity, a person holding Class B common stock as part of a hedging, integrated or conversion transaction, a constructive sale, or a straddle, a trader in securities that has elected the mark-to-market method of accounting with respect to its securities, a person who has owned (or is deemed to have owned), within the five-year period preceding such person’s disposition of shares of Class B common stock, 5% or more of our stock, a person that received its shares of Class B common stock as compensation, a controlled foreign corporation, a passive foreign investment company, an entity or arrangement classified as a partnership for U.S. federal income tax purposes (or an investor therein), a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to shares of Class B common stock to the income accruals on its financial statements under Section 451 of the Code (as defined below), a person that purchases or sells shares of Class B common stock as part of a wash sale for U.S. federal income tax purposes, or a former U.S. citizen or permanent resident). This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.

The discussion included herein is only a summary. Accordingly, we urge you to consult your tax advisor with respect to your U.S. federal, state, local and non-U.S. income, estate and other tax consequences in light of your particular situation with respect to holding and disposing of shares of Class B common stock.

Dividends

If we pay distributions on shares of Class B common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the shares of Class B common stock, but not below zero, and the balance in excess of adjusted basis will be taxed as gain recognized on a sale or exchange. See discussion below under “—Dispositions.”

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” any dividend paid to a Non-U.S. Holder with respect to shares of Class B common stock will generally be subject to U.S. federal withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its status, and to any right to reduced withholding under an applicable income tax treaty, on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E in order to obtain the benefit of such right. If, however, the Non-U.S. Holder provides an IRS Form W-8ECI certifying that the dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder), the dividend will not be subject to withholding. Instead, such dividend will be subject to U.S. federal income tax on a net basis at regular graduated rates applicable to U.S. persons generally and, for corporate Non-U.S. Holders, may also be subject to a “branch profits tax” at a 30% rate (or a lower rate specified by an applicable income tax treaty) on such Non-U.S. Holder’s effectively connected earnings and profits (subject to adjustments).

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaty.

Dispositions

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other disposition of shares of Class B common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.;

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 or more days in the tax year of the disposition and meets certain other conditions; or

•

we are or have been a “U.S. real property holding corporation” (“USRPHC”) under Section 897 of the Code at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and our Class B common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the disposition occurs. We do not believe that we currently are a USRPHC, and we do not anticipate becoming a USRPHC in the future.

If you are a Non-U.S. Holder described in the first bullet above, you will be subject to U.S. federal income tax on the net gain recognized on the disposition under regular graduated rates (or such lower rate specified by an applicable income tax treaty) as if you were a “United States person,” as defined by the Code. In addition, a corporate Non-U.S. Holder described in the first bullet above also may be subject to a branch profits tax at a 30% rate (or a lower rate specified by an applicable income tax treaty) on such Non-U.S. Holder’s effectively connected earnings and profits (subject to adjustments). If you are an individual Non-U.S. Holder described in the second bullet above, you will be required to pay a flat 30% U.S. federal income tax (or such lower rate specified by an applicable income tax treaty) on the gain recognized on the disposition, which gain may be offset by certain U.S.-source capital losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

A Non-U.S. Holder will generally be required to comply with certain certification procedures to establish that it is not a U.S. person in order to avoid backup withholding with respect to dividends on, or the proceeds of a disposition of, shares of Class B common stock. In addition, the applicable withholding agent will be required to report annually to the IRS and the Non-U.S. Holder the amount of any distributions paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such distributions and the amount withheld, if any, may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is organized under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability, provided that certain required information is provided on a timely basis to the IRS.

U.S. Federal Estate Taxes

Shares of Class B common stock owned or treated as owned by an individual Non-U.S. Holder at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% generally will be required on dividends in respect of shares of Class B common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country, or other guidance, may modify these requirements. Similarly, dividends in respect of shares of Class B common stock held by or through an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity (i) certifies to us that it does not have any “substantial U.S. owners”; (ii) provides certain information regarding its “substantial U.S. owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury; or (iii) otherwise qualifies for an applicable exception. Accordingly, the entity through which shares of Class B common stock are held will affect the determination of whether such withholding is required. We will not pay any additional amounts to holders in respect of any amounts withheld. Holders are urged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in Class B common stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of shares of our Class B common stock (including any interest in shares of our Class B common stock) by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”) and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i), (ii) and (iii) referred to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in shares of our Class B common stock with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan, including, without limitation, as applicable, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Each Plan should consider the fact that none of the Transaction Parties (as defined below) will act as a fiduciary to any Plan with respect to the decision to acquire shares of our Class B common stock pursuant to this offering and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to such decision. “Transaction Party” means any of the Company, the selling stockholders, the underwriter and their respective affiliates, other than an affiliate of the underwriter that is a named fiduciary (or a fiduciary appointed by a named fiduciary) with respect to the management of the assets of the applicable Plan and acting in accordance with an applicable individual prohibited transaction exemption (the applicable conditions of which are satisfied).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving the Covered Plan’s assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. For example, the acquisition and/or holding of shares of our Class B common stock by a Covered Plan with respect to which the selling stockholders are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that potentially may apply to the acquisition and holding of shares of our Class B common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by qualified professional asset managers,

PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions; provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan receives no less, nor pays no more, than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring or holding shares of our Class B common stock in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that any of the above-noted exemptions, or any other exemption, will apply to all otherwise prohibited transactions in connection with an investment in shares of our Class B common stock, or that all of the conditions of the above-described exemptions, or any other exemption will be satisfied.

Because of the foregoing, shares of our Class B common stock should not be purchased or held by any person investing the assets of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and Section 4975 of the Code, as applicable, or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of shares of our Class B common stock, each purchaser and subsequent transferee of shares of our Class B common stock (including any interest in shares) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold shares of our Class B common stock constitutes assets of any Plan or (ii) (a) the acquisition and holding of shares of our Class B common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws, and (b) none of the Transaction Parties is its fiduciary with respect to its investment in shares of our Class B common stock pursuant to this offering.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing shares of our Class B common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of shares of our Class B common stock.

The sale of shares of our Class B common stock to a Plan is in no respect a representation or recommendation by us, the selling stockholders or the underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Purchasers of shares of our Class B common stock have the exclusive responsibility for ensuring that their purchase and holding of shares of our Class B common stock, or any interest therein, complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the selling stockholders have agreed to sell to Morgan Stanley & Co. LLC (the “underwriter”), and the underwriter has agreed to purchase from the selling stockholders, 16,835,016 shares of Class B common stock.

The underwriter is offering the shares subject to its acceptance of the shares from the selling stockholders and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares offered by this prospectus supplement if any such shares are taken. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We, the selling stockholders and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities, in each case, as set forth in the underwriting agreement.

Discounts and Commissions

The underwriter has agreed to purchase the shares from the selling stockholders at a price of $53.46 per share, which will result in gross proceeds to the selling stockholders of approximately $900 million.

The following table shows the underwriting discounts and commissions to be paid to the underwriter by the selling stockholders.

Per share	$0.79
Total	$13,299,662.64

The shares sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. If all of the shares are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We estimate that the total expenses of this offering payable by the Company, including registration and filing fees, printing fees and legal and accounting fees, will be approximately $1.4 million. In addition, the selling stockholders will bear all commissions and discounts, if any, from their sale of our Class B common stock pursuant to this prospectus supplement as well as their own counsel fees.

Stock Exchange Listing

Our Class B common stock is listed on the Nasdaq under the trading symbol “FOX.”

No Sales of Similar Securities

We have agreed that, without the prior written consent of the underwriter, we will not, and will not publicly disclose an intention to, during the period ending 30 days after the date of this prospectus supplement (the “clear market restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class B common stock or any securities convertible into or exercisable or exchangeable for shares of Class B common stock;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class B common stock; or

•	file any registration statement with the SEC relating to the offering of any shares of Class B common stock or security convertible into or exercisable or exchangeable for Class B common stock,

whether any such transaction described above is to be settled by delivery of Class B common stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph will contain certain customary exceptions, including:

•	the shares of Class B common stock sold hereunder;

•

the issuance by the Company of shares of Class B common stock upon the exercise of an option, restricted and performance stock units, warrant or a similar security or the conversion of a security outstanding on the date hereof as described herein;

•

the issuance by the Company of any shares of Class B common stock, or securities convertible into, exchangeable for or that represent the right to receive shares of Class B common stock pursuant to the Company’s incentive plans that are in effect as of the date hereof and described herein; provided that if the Company is required to file a report under Section 16(a) of the Exchange Act, the Company shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and that no shares were sold;

•

facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class B common stock; provided that (i) such plan does not provide for the transfer of Class B common stock during the lock-up period set forth in such stockholder’s, officer’s or director’s individual lock-up agreement, and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class B common stock may be made under such plan during the applicable lock-up period set forth in such stockholder’s, officer’s or director’s individual lock-up agreement;

•

any filing by the Company of a Registration Statement on Form S-8 relating to a share-based compensation plan of the Company and its subsidiaries, inducement award or employee share purchase plan that is, in each case, in effect as of the date hereof and disclosed herein;

•

the issuance by the Company of Class B common stock or securities convertible into Class B common stock in connection with an acquisition or business combination; provided that (i) the aggregate number of shares of Class B common stock the Company may issue or agree to issue pursuant to this clause during the clear market restricted period shall not exceed 5% of the total number of shares of Class B common stock issued and outstanding immediately following the offering of the Class B shares pursuant to the underwriting agreement and (ii) in the case of any issuance pursuant to this clause, any recipient of shares of Class B common stock shall have executed and delivered to the underwriter a lock-up agreement in the form attached as Exhibit A to the underwriting agreement; and

•

the issuance by the Company of shares of Class B common stock, options exercisable for Class B common stock, securities convertible into Class B common stock, or any similar security, in each case, solely in connection with any accelerated share repurchase program.

Lachlan K. Murdoch, our other executive officers, our Chairman Emeritus and LGC Holdco (each, a “lock-up party”) have agreed that, without the prior written consent of the underwriter, they will not, and will not publicly disclose an intention to, during the period ending, in the case of (i) Lachlan K. Murdoch, the other executive officers and our Chairman Emeritus, 30 days, or (ii) LGC Holdco, 12 months, in each case, after the date of this prospectus supplement (as applicable, the “lock-up restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class B common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the lock-up party or any other securities so owned convertible into or exercisable or exchangeable for shares of Class B common stock;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class B common stock; or

•	make any demand for or exercise any right with respect to the registration of any shares of Class B common stock or security convertible into or exercisable or exchangeable for Class B common stock,

whether any such transaction described above is to be settled by delivery of Class B common stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph will contain certain customary exceptions, including:

•

transactions relating to shares of Class B common stock or other securities acquired in open market transactions after the completion of the offering (other than, with respect to LGC Holdco, shares acquired by the lock-up party from the Departing Member Trusts as part of the Transactions); provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Class B common stock or other securities acquired in such open market transactions;

•

transfers or dispositions of shares of Class B common stock or any security convertible into or exercisable for Class B common stock (i) as a bona fide gift or charitable contribution, or for bona fide estate planning purposes, (ii) if the lock-up party is a natural person, to any member of the lock-up party’s immediate family or to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party or if the lock-up party is a trust, to a trustor, a trustee or a beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust, (iii) if the lock-up party is a corporation, partnership, limited liability company, or other business entity, (1) to limited partners, trust beneficiaries, members, stockholders or holders of similar equity interests in the lock-up party (or in each case its nominee or custodian) or (2) to another corporation, partnership, limited liability company, trust or other business entity (or in each case its nominee or custodian) that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity controlled or managed by the lock-up party or affiliates of the lock-up party, (iv) upon death or by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up party, or (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above; provided that in the case of any transfer or distribution pursuant to clauses (i) through (v) above, (x) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form attached as Exhibit A to the underwriting agreement for the balance of the lock-up restricted period and (y) any filing required by Section 13 or 16 of the Exchange Act shall indicate that such transfer is being made pursuant to circumstances described in clause (i) through (v) above, as applicable, and that no other public announcement or filing shall be required or shall be voluntarily made during the lock-up restricted period;

•

the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class B common stock; provided that (i) except for transfers that are otherwise permitted by other provisions set forth under the lock-up agreement, such plan does not provide for the transfer of Class B common stock under such applicable trading plan during the lock-up restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of a lock-up party or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that, except for transfers that are otherwise permitted by other provisions set forth under the underwriting agreement, no transfer of Class B common stock may be made under such plan during the lock-up restricted period;

•

transfers to the Company (i) pursuant to the terms of the New Stockholders Agreement or (ii) in connection with the repurchase of shares of Class B common stock (or any security convertible into or exercisable for Class B common stock) granted under any existing stock incentive plan or stock purchase plan of the Company, which plan is described herein (including the information incorporated by reference herein); provided that if the lock-up party is required to file a report under Section 13 or Section 16(a) of the Exchange Act, the lock-up party shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause; provided, further, that no other public announcement or filing shall be required or shall be voluntarily made during the lock-up restricted period;

•

the transfer of shares of Class B common stock (or any security convertible into or exercisable for Class B common stock) to the Company pursuant to any existing stock incentive plan or stock purchase plan of the Company, in each case, which plan is described herein (including the information incorporated by reference herein), upon a vesting or settlement event of the Company’s restricted stock units or other securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to the Company necessary in respect of such amount needed for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such vesting, settlement, “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding options (or the Class B common stock issuable upon the exercise thereof) or shares of Class B common stock to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations in connection with the vesting, settlement or exercise of the restricted stock unit, option or other equity award; provided that (i) the shares received upon vesting, settlement or exercise of the restricted stock unit, option or other equity award are subject to the lock-up agreement, (ii) if the lock-up party is required to file a report under Section 13 or Section 16(a) of the Exchange Act, the lock-up party shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and (iii) no other public announcement or filing shall be required or shall be voluntarily made during the lock-up restricted period;

•

the transfer or disposition of the lock-up party’s Class B common stock (or any security convertible into or exercisable for Class B common stock) that occurs by operation of law, pursuant to the rules of descent and distribution or pursuant to a qualified domestic order or in connection with a divorce settlement; provided that (i) the lock-up party shall use their reasonable best efforts to cause any transferee to sign and deliver a lock-up agreement substantially in the form attached as Exhibit A to the underwriting agreement, (ii) any associated filing under Section 13 or Section 16(a) of the Exchange Act shall clearly indicate that the filing relates to the circumstances described in this clause and (iii) no other public announcement or filing shall be required or shall be voluntarily made during the lock-up restricted period;

•

the transfer of shares of Class B common stock (or any security convertible into or exercisable for Class B common stock) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the capital stock of the Company involving a change of control (as defined in the underwriting agreement) of the Company which occurs after the consummation of this offering, is open to all holders of the Company capital stock and has been approved by the Board of Directors of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Class B common stock owned by the lock-up party shall remain subject to the restrictions contained in the lock-up agreement;

•

solely with respect to LGC Holdco, pledges of Class B common stock (or any security convertible into or exercisable for Class B common stock) as collateral in accordance with and subject to the terms and conditions of the LGC Holdco loan agreement and any related pledge and security agreements that were entered into prior to or concurrently with the LGC Holdco loan agreement (as the same may be amended, supplemented, modified, extended, refinanced, replaced and/or renewed from time to time including, without limitation, any pledge of additional Class B common stock or any security convertible into or exercisable for Class B common stock, in accordance with the terms and conditions of the LGC Holdco loan agreement and any related pledge and security agreements) and any subsequent foreclosure on and/or other disposition initiated by the secured party of such pledged collateral shares, in accordance with and subject to the terms and conditions of the LGC Holdco loan agreement and any related pledge and security agreements; provided, however, that, with respect to this clause, the lock-up party shall provide the underwriter with prior written notice during the lock-up restricted period informing them of any public filing, report or announcement made by or on behalf of LGC Holdco and/or its affiliates with respect thereto; and

•

solely with respect to LGC Holdco, sales of shares of Class B common stock in an amount necessary to raise proceeds to pay any interest payment required to be paid during the lock-up restricted period solely pursuant to the LGC Holdco loan agreement permitted pursuant to the clause immediately prior; provided that (i) if LGC Holdco is required to file a report under Section 13 or Section 16(a) of the Exchange Act, LGC Holdco shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause, and (ii) no other public announcement or filing shall be required or shall be voluntarily made during the lock-up restricted period.

The underwriter, in its sole discretion, may release the Class B common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Price Stabilization and Short Positions

In order to facilitate the offering of the shares, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Class B common stock. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering (a “naked” short sale). The underwriter must close out any naked short position by purchasing shares of Class B common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Class B common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of Class B common stock in the open market to stabilize the price of the Class B common stock. These activities may raise or maintain the market price of the Class B common stock above independent market levels or prevent or retard a decline in the market price of the Class B common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

Electronic Distribution

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to selling group members for sale to their respective online brokerage account holders. Internet distributions will be allocated by the underwriter to selling group members that may make Internet distributions on the same basis as other allocations.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In addition, the underwriter is a co-document agent, joint lead arranger and joint bookrunner, and a lender under our existing credit agreement, dated as of June 14, 2023, by and among Fox Corporation, as borrower, the lenders party thereto, and Citibank, N.A., as the administrative agent, and the underwriter has received in the past and may receive in the future customary fees and expenses in connection therewith.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and/or instruments of the Company or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom (“UK”) prior to the publication of a prospectus in relation to the shares which (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that our shares may be offered to the public in the UK at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”);

provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

In addition, in the UK, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the UK within the meaning of the FSMA.

Any person in the UK that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the UK, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase shares, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities based Derivatives Contracts) Regulation 2018.

Solely for purposes of the notification requirements under Section 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons, that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Australia

This prospectus supplement:

•	does not constitute a product disclosure statement under Part 7.9, or a prospectus under Part 6D.2, of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Part 6D.2 or 7.9 of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investors”).

The shares offered hereby may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Part 6D.2 of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this prospectus supplement will be made without disclosure in Australia under Part 6D.2 of the Corporations Act, the offer of those shares for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Part 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Part 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically with the SEC, which is available at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

The Company makes available free of charge through its internet website at http://www.foxcorporation.com its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after it electronically files with, or furnishes to, the SEC. Any information available on or through the Company’s website is not part of this prospectus supplement, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation of Certain Information by Reference” below.

The Company has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement forms part of the registration statement filed by the Company with the SEC under the Securities Act. Whenever a reference is made in this prospectus supplement to a contract or other document that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” information into this prospectus supplement, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. Any information incorporated by reference is deemed to be part of this prospectus supplement.

The Company incorporates by reference in this prospectus supplement the documents set forth below that have previously been filed with the SEC as well as any future filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the applicable offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on August 6, 2025;

•

the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 26, 2024, that are incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024; and

•

the description of the Company’s Class A Common Stock and Class  B Common Stock set forth on Exhibit 4.1 to the Company’s Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on August 11, 2023, and as subsequently amended or updated.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement to the completion of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K of the Company, including any related exhibits under Item 9.01, will not be incorporated by reference in this prospectus supplement.

To obtain copies of these filings, see “Where You Can Find More Information.” You may also request a copy of these filings, at no cost, by writing to the address or telephoning the number set forth below:

Fox Corporation

1211 Avenue of the Americas

New York, NY 10036

Attention: Investor Relations

(212) 852-7000

VALIDITY OF CLASS B COMMON STOCK

The validity of the securities offered hereby and certain legal matters in connection with this offering will be passed upon for Fox Corporation by Weil, Gotshal & Manges LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the trustee, on behalf of the selling stockholders, by Sullivan & Cromwell LLP, New York, New York, and Aguirre Riley P.C., as Nevada counsel. Certain legal matters in connection with this offering will be passed upon for the underwriter by Cahill Gordon & Reindel LLP.

EXPERTS

The consolidated financial statements of Fox Corporation appearing in Fox Corporation’s Annual Report (Form 10-K) for the year ended June 30, 2025, and the effectiveness of Fox Corporation’s internal control over financial reporting as of June 30, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Fox Corporation

Debt Securities

Class A Common Stock

Class B Common Stock

Preferred Stock

The following are types of securities that may be offered and sold from time to time by Fox Corporation (the “Company”) under this prospectus:

•	Debt securities

•	Class A common stock, par value $0.01 per share (“Class A Common Stock”)

•	Class B common stock, par value $0.01 per share (“Class B Common Stock”)

•	Preferred stock, par value $0.01 per share (“Preferred Stock”)

The Company may offer and sell these securities to or through agents, underwriters or dealers, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any agents, underwriters or dealers and the terms of the arrangements with any such entities will be stated in the applicable prospectus supplement or free writing prospectus.

The Company’s Class A Common Stock is listed on The Nasdaq Global Select Market under the ticker symbol “FOXA.”

The Company’s Class B Common Stock is listed on The Nasdaq Global Select Market under the ticker symbol “FOX.”

If the Company decides to list or seek a quotation for any of the debt securities, the prospectus supplement relating to those debt securities will disclose the exchange or market on which those debt securities will be listed or quoted.

You should read carefully this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Investing in our securities involves risks. Please see “Risk Factors” on page 6 for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 11, 2023

The Company has not authorized any person to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”). The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Company is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that the Company filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the Company may sell at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities the Company may offer. Each time the Company sells securities pursuant to this prospectus, the Company will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement or free writing prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement or free writing prospectus.

You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference,” and any free writing prospectus that we may prepare and distribute.

When used in this prospectus, the “Company,” “FOX,” “we,” “our” and “us” refers to Fox Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically with the SEC, which is available at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

The Company makes available free of charge through its internet website at http://www.foxcorporation.com its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after it electronically files with, or furnishes to, the SEC. Any information available on or through the Company’s website is not part of this prospectus, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation of Certain Information by Reference” below.

The Company has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus forms part of the registration statement filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Whenever a reference is made in this prospectus to a contract or other document that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” information into this prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. Any information incorporated by reference is deemed to be part of this prospectus.

The Company incorporates by reference in this prospectus the documents set forth below that have been previously filed with the SEC as well as any filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the applicable offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed August 11, 2023 (the “2023 Form 10-K”);

•	the Company’s Current Report on Form 8-K filed August 11, 2023; and

•	the description of our Class A Common Stock and Class B Common Stock set forth on Exhibit 4.1 to the 2023 Form 10-K.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the completion of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K of the Company, including any related exhibits under Item 9.01, will not be incorporated by reference in this prospectus.

To obtain copies of these filings, see “Where You Can Find More Information.” You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone number set forth below:

Fox Corporation

1211 Avenue of the Americas

New York, NY 10036

Attention: Investor Relations

(212) 852-7000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical or current fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements regarding (i) future earnings, revenues or other measures of the Company’s financial performance; (ii) the Company’s plans, strategies and objectives for future operations; (iii) proposed new programming or other offerings; (iv) future economic conditions or performance; and (v) assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” or any other similar words.

Although the Company’s management believes that the expectations reflected in any of the Company’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any forward-looking statements. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the SEC. Important factors that could cause the Company’s actual results, performance and achievements to differ materially from those estimates or projections contained in the Company’s forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions and the following factors:

•

evolving technologies and distribution platforms and changes in consumer behavior as consumers seek more control over when, where and how they consume content, and related impacts on advertisers and MVPDs (as defined below);

•

declines in advertising expenditures due to various factors such as the economic prospects of advertisers or the economy, major sports events and election cycles, evolving technologies and distribution platforms and related changes in consumer behavior and shifts in advertisers’ expenditures, the evolving market for AVOD (as defined below) advertising campaigns, and audience measurement methodologies’ ability to accurately reflect actual viewership levels;

•	further declines in the number of subscribers to MVPD services;

•

the failure to enter into or renew on favorable terms, or at all, affiliation or carriage agreements or arrangements through which the Company makes its content available for viewing through online video platforms;

•	the highly competitive nature of the industry in which the Company’s businesses operate;

•

the popularity of the Company’s content, including special sports events; and the continued popularity of the sports franchises, leagues and teams for which the Company has acquired programming rights;

•	the Company’s ability to renew programming rights, particularly sports programming rights, on sufficiently favorable terms, or at all;

•	damage to the Company’s brands or reputation;

•

the inability to realize the anticipated benefits of the Company’s strategic investments and acquisitions, and the effects of any combination or significant acquisition, disposition or other similar transaction involving the Company;

•	the loss of key personnel;

•	labor disputes, including current disputes and labor disputes involving professional sports leagues whose games or events the Company has the right to broadcast;

•	lower than expected valuations associated with the Company’s reporting units, indefinite-lived intangible assets, investments or long-lived assets;

•

a degradation, failure or misuse of the Company’s network and information systems and other technology relied on by the Company that causes a disruption of services or improper disclosure of personal data or other confidential information;

•	content piracy and signal theft and the Company’s ability to protect its intellectual property rights;

•	the failure to comply with laws, regulations, rules, industry standards or contractual obligations relating to privacy and personal data protection;

•	changes in tax, federal communications or other laws, regulations, practices or the interpretations thereof;

•

the impact of any investigations or fines from governmental authorities, including Federal Communications Commission (“FCC”) rules and policies and FCC decisions regarding revocation, renewal or grant of station licenses, waivers and other matters;

•	the failure or destruction of satellites or transmitter facilities the Company depends on to distribute its programming;

•	unfavorable litigation outcomes or investigation results that require the Company to pay significant amounts or lead to onerous operating procedures;

•	changes in GAAP or other applicable accounting standards and policies;

•	the Company’s ability to secure additional capital on acceptable terms;

•

the impact of any payments the Company is required to make or liabilities it is required to assume under the Separation Agreement (as defined in Item 7–Management’s Discussion and Analysis of Financial Condition and Results of Operations of the 2023 Form 10-K) and the indemnification arrangements entered into in connection with the Separation (as defined in Item 7– Management’s Discussion and Analysis of Financial Condition and Results of Operations of the 2023 Form 10-K) and the Transaction (as defined below);

•	the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread; and

•	the other risks and uncertainties detailed in the documents the Company has filed with the SEC, including the 2023 Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements in this prospectus speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement made herein or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in our expectations, except as required by law.

DESCRIPTION OF THE COMPANY

Fox Corporation is a news, sports and entertainment company, which manages and reports its businesses in the following segments:

•

Cable Network Programming, which produces and licenses news and sports content distributed through traditional cable television systems, direct broadcast satellite operators and telecommunication companies (“traditional MVPDs”), virtual multi-channel video programming distributors (“virtual MVPDs”) and other digital platforms, primarily in the U.S.

•

Television, which produces, acquires, markets and distributes programming through the FOX broadcast network, advertising supported video-on-demand (“AVOD”) service Tubi, 29 full power broadcast television stations, including 11 duopolies, and other digital platforms, primarily in the U.S. Eighteen of the broadcast television stations are affiliated with the FOX Network, 10 are affiliated with MyNetworkTV and one is an independent station. The segment also includes various production companies that produce content for the Company and third parties.

•

Other, Corporate and Eliminations, which principally consists of the FOX Studio Lot, Credible Labs Inc. (“Credible”), corporate overhead costs and intracompany eliminations. The FOX Studio Lot, located in Los Angeles, California, provides television and film production services along with office space, studio operation services and includes all operations of the facility. Credible is a U.S. consumer finance marketplace.

We use the term “MVPDs” to refer collectively to traditional MVPDs and virtual MVPDs.

The Company became a standalone publicly traded company on March 19, 2019, when Twenty-First Century Fox, Inc. (“21CF”) spun off the Company to 21CF stockholders and FOX’s Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) began trading on The Nasdaq Global Select Market (the “Transaction”). The Walt Disney Company (“Disney”) acquired the remaining 21CF assets and 21CF became a wholly-owned subsidiary of Disney. The Company is party to a separation and distribution agreement and a tax matters agreement that govern certain aspects of the Company’s relationship with 21CF and Disney following the Transaction. The core transition services agreements entered into in connection with the Transaction terminated in accordance with their terms during the fiscal year ended June 30, 2022.

The Company’s fiscal year ends on June 30 of each year. The Company was incorporated in 2018 under the laws of the State of Delaware. The Company’s principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036 and its telephone number is (212) 852-7000.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider and evaluate the risks and uncertainties described under “Risk Factors” in the 2023 Form 10-K and the other information set forth or incorporated by reference in this prospectus and any accompanying prospectus supplement before you decide to purchase our securities. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” above.

USE OF PROCEEDS

The use of proceeds will be specified in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF DEBT SECURITIES

The following summary describes the general terms and provisions of the debt securities. In this Description of Debt Securities, all references to the “Issuer” are to Fox Corporation only and not to its subsidiaries. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under the base indenture, dated January 25, 2019 (the “indenture”), between the Issuer and The Bank of New York Mellon, as trustee (such trustee or any successor trustee, the “Trustee”). The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Unless otherwise indicated, the terms of the debt securities will include those stated in the indenture (including any supplemental indentures or similar documents that specify the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the indenture. The indenture, and any supplemental indentures thereto, are subject to and governed by the terms of the Trust Indenture Act.

The Issuer may issue debt securities. The debt securities may be the Issuer’s senior, senior subordinated or subordinated and unsecured obligations and may be issued in one or more series. The debt securities may have the benefit of future subsidiary guarantees by one or more of the Issuer’s subsidiaries. No such subsidiary guarantors have been included as registrants under the registration statement of which this prospectus forms a part and such subsidiary guarantors, if any, will be added as registrants pursuant to a post-effective amendment.

The debt securities issued by the Issuer will be issued under the indenture. The trustee (if other than the Trustee), registrar, paying agent, transfer agent, collateral agent, calculation agent and/or foreign currency agent (collectively, the “agents”), as applicable, shall be named in the applicable prospectus supplement.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the form of indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

The following description of debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the applicable prospectus supplement. If any particular terms of the debt securities or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, and in any currency or currency units, in each case as established from time to time in or pursuant to the authority granted by a resolution of the Board of Directors or as set forth in an officer’s certificate or as established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and, unless otherwise provided, a series may be “reopened,” without the consent of the holders of the debt securities of that series, for issuance of additional debt securities of that series ranking equally with debt securities of that series and otherwise similar in all respects except for issue date and issue price. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

•	any limit on the aggregate principal amount of debt securities of the series;

•	whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;

•

whether the debt securities of the series will be guaranteed by any subsidiary guarantors and, if so, the names of the subsidiary guarantors of the debt securities of the series and a description of the subsidiary guarantees;

•	the price or prices at which debt securities of the series will be issued;

•	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered on the applicable record date;

•	the date or dates on which the Issuer will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

•	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

•

the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the Trustee;

•	the terms and conditions, if any, upon which the Issuer may, at its option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which the Issuer will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•

if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of the Issuer or the holders of debt securities of the series to have payments made in any other currency or currencies;

•	any addition to, or modification or deletion of, any covenant or Event of Default with respect to debt securities of the series;

•

whether any debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

•

if and under what circumstances the Issuer will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether the Issuer will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

•	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000;

•	the terms, if any, upon which debt securities of the series may be exchangeable for other property;

•	if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

•	any rights of Holders of such Securities to convert or exchange, and the obligations of the Issuer to convert or exchange, such Securities into common shares or other securities or property;

•	any listing of the debt securities on any securities exchange;

•

any other terms of the debt securities of the series and, if applicable, a subsidiary guarantee of the debt securities (whether or not such other terms are consistent or inconsistent with any other terms of the indenture); and

•	the appointment of any agents, if other than the Trustee.

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, the Issuer may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Certain Covenants—Merger, Consolidation and Sale of Assets,” the indenture does not contain any provisions that would limit the Issuer’s ability or the ability of any of the Issuer’s subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving the Issuer. Accordingly, the Issuer and its subsidiaries may in the future enter into transactions that could increase the amount of its consolidated indebtedness and other liabilities or otherwise adversely affect its capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office or agency maintained by the Issuer in the United States of America. However, the Issuer, at its option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States of America. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange of debt securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, the Issuer will not be required to:

•	issue, register the transfer of or exchange debt securities of any series for a period of 15 days before the selection of debt securities of that series for redemption; or

•	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry, Delivery and Form

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

The Issuer anticipates that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”), the operations and procedures of Euroclear or Clearstream, as the case may be. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

Certain Book-Entry Procedures for Global Debt Securities

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof. These operations and procedures are solely within the control of the respective settlement system and are subject to change by them from time to time. The Issuer takes no responsibility for these operations or procedures, and holders of any debt securities are urged to contact the systems or their participants directly to discuss these matters.

The Issuer has been advised by DTC that it is (i) a limited-purpose trust company organized under the New York Banking Law, (ii) a “banking organization” within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a “clearing corporation” within the meaning of the New York Uniform Commercial Code and (v) a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each purchaser of debt securities represented by global debt securities is in turn to be recorded on the Direct and Indirect Participants’ records. Holders of debt securities will not receive written confirmation from DTC of their purchase. Holders of debt securities are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the holder of debt securities entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of holders of debt securities. Holders of debt securities will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued. See “—Certificated Debt Securities” below.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual holders of debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the holders of debt securities. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, such laws may impair the ability to transfer interests in the debt securities represented by global debt securities to such persons. In addition, because DTC can act only on behalf of its Direct Participants, who in turn act on behalf of persons who hold interests through Direct Participants and Indirect Participants, the ability of a person having an interest in debt securities represented by global debt securities to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of the global debt securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of any debt securities represented by the global debt securities for all purposes under the indenture and under the debt securities represented thereby. Except as provided below, owners of beneficial interests in the global debt securities will not be entitled to have debt securities represented by such global debt securities registered in their names, will not receive or be entitled to receive physical delivery of certificates for the debt securities and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder of debt securities must rely on the procedures of DTC and, if such holder of debt securities is not a Direct Participant or an Indirect Participant, on the procedures of the Participant through which such holder of debt securities owns its interest, to exercise any rights of a holder of debt securities under the Indenture or such global debt securities. The Issuer understands that under existing industry practice, in the event that it requests any action of holders of debt securities, or a holder of debt securities desires to take any action that DTC, as the holder of the global debt securities, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Issuer nor the Trustee nor any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in the global debt securities, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to holders of debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

The Issuer will make all payments on any global debt securities to Cede & Co., or such other nominee as may be designated by DTC, in immediately available funds. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Issuer or the Trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to holders of debt securities will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in the names of nominees for such customers. Such payment will be the responsibility of such Participant and not of DTC, the Issuer or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. All payments to Cede & Co. (or such other nominee designated by DTC) are the responsibility of the Issuer or the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the holders of debt securities will be the responsibility of Direct Participants and Indirect Participants.

DTC may discontinue providing its services as depository with respect to any debt securities at any time by giving reasonable notice to the Issuer or the Trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates for the debt securities are required to be printed and delivered. The Issuer may decide (subject to DTC’s procedures) to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates for the debt securities will be printed and delivered to DTC. See “—Certificated Debt Securities.”

With respect to Euroclear, the Issuer understands that:

•

Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•	The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The

Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•

The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

With respect to Clearstream, the Issuer understands that:

•	As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section;

•	Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations;

•

Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant either directly or indirectly; and

•

Distributions with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a

Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the preceding procedures in order to facilitate transfers of interests in global debt securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC or of its respective Direct Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Certificated Debt Securities

If (i) DTC notifies the Issuer that it is unwilling or unable to continue as a depositary for the global debt securities of any series (and a successor depositary is not appointed within 90 days of such notice or of the Issuer becoming aware of such cessation), (ii) DTC ceases to be registered as a clearing agency under the Exchange Act (and a successor depositary is not appointed within 90 days of such notice or of the Issuer becoming aware of such cessation), (iii) the Issuer, at its option, determines (subject to DTC’s procedures) that the debt securities of a series will no longer be represented by one or more global debt securities or (iv) upon the occurrence of certain other events as provided in the indenture, then, in each case, upon surrender by DTC of the global debt securities of such series, certificates for the debt securities of that series will be issued to each person that DTC identifies as the beneficial owner of the debt securities of such series represented by the global debt securities. Upon any such issuance, the Trustee is required to register such certificates for the debt securities in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither the Issuer nor the Trustee will be liable for any delay by DTC, any Direct Participant or any Indirect Participant in identifying the beneficial owners of the related debt securities and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the debt securities to be issued).

Redemption and Repurchase

The debt securities of any series may be redeemable at the option of the Issuer or may be subject to mandatory redemption by the Issuer as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by the Issuer at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by the Issuer or any repurchase or repayment at the option of the holders of any series of debt securities.

Change of Control Triggering Event

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that, within 60 Business Days after the occurrence of a Change of Control Triggering Event (as herein defined), the Issuer will be required to make an offer to purchase each series of debt securities issued under the indenture at a purchase price in cash equal to 101% of the aggregate principal amount of the debt securities of each such series, plus accrued and unpaid interest, if any, to the date of repurchase. The offer (a “Change of Control Offer”) shall be made not later than the 60th Business Day after the Change of Control Triggering Event.

The Issuer shall commence a Change of Control Offer by delivering a notice to each holder of the debt securities issued under the indenture stating: (i) that the Change of Control Offer is being made pursuant to a covenant in the indenture and that all such debt securities validly tendered will be accepted for payment; (ii) the purchase price and the purchase date (which shall be not less than 30 days nor more than 60 days from the date such notice is delivered) (the “Change of Control Payment Date”); (iii) that any such debt securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (iv) that holders electing to have such debt securities purchased pursuant to the Change of Control Offer will be required to surrender the debt securities to the paying agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date; (v) that holders will be entitled to withdraw their tender of debt securities on the terms and conditions set forth in such notice which will allow any holder to withdraw debt securities if they notify the Trustee prior to the Change of Control Payment Date; and (vi) that holders who elect to require that only a portion of the debt securities held by them be repurchased by the Issuer will be issued new debt securities equal in principal amount to the unpurchased portion of the debt securities surrendered. No debt securities will be purchased from any holder of debt securities who does not tender any debt securities pursuant to the Change of Control Offer.

The notice will, if mailed (or delivered electronically) prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date. In addition, if such Change of Control Offer is subject to satisfaction of such condition that the Change of Control Triggering Event occur on or prior to the applicable Change of Control Payment Date, such notice shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the date the notice of the Change of Control Offer was delivered) as such condition shall be satisfied or waived, or such Change of Control Offer may not occur and such notice may be rescinded in the event that such condition shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the Issuer’s good faith judgment such condition will not be satisfied.

On the Change of Control Payment Date, the Issuer shall (i) accept for payment tendered debt securities or portions thereof pursuant to the Change of Control Offer, (ii) deposit with the paying agent cash in same-day funds sufficient to pay the purchase price of debt securities or portions thereof so accepted and (iii) deliver, or cause to be delivered, to the Trustee debt securities so accepted. The paying agent shall promptly make available to the holders of debt securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and make available for delivery to such holders a new debt security of the same series equal in principal amount to any unpurchased portion of debt securities surrendered. The Issuer will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment Date. For purposes of this covenant, the Trustee shall act as the paying agent.

The Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all debt securities properly tendered and not withdrawn under its offer.

The Issuer and its Subsidiaries will comply with the appropriate provisions of the Exchange Act, including Rule 14e-1, in the event of a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the debt securities, the Issuer will be required to comply with such securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the debt securities by virtue of any such conflict and compliance. The Change of Control purchase feature of the debt securities may in certain circumstances make more difficult or discourage a takeover of the Issuer and, thus, the removal of incumbent management.

The Issuer’s ability to repurchase the debt securities upon a Change of Control Triggering Event will depend upon the availability of cash sufficient to pay the purchase price and upon the terms of the then existing debt and other agreements of the Issuer. If a Change of Control were to occur, there can be no assurance that the Issuer would have funds sufficient to pay the Change of Control purchase price for all of the debt securities that might be delivered by holders seeking to exercise the purchase right. In addition, any debt agreements to which the

Issuer and certain of its affiliates are or may become party to could restrict the ability of the Issuer to repurchase the debt securities upon a Change of Control. The ability of the Issuer to repurchase the debt securities upon a Change of Control will depend upon the principal amount of the debt securities required to be repurchased, the limitations imposed by the covenants (whether contained in the then existing debt agreements of the Issuer or otherwise) then in effect and, if required, the consent by the lenders under applicable debt agreements.

Certain Covenants

Merger, Consolidation and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that the Issuer will not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

•

the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

•

the Successor Company, if other than the Issuer, shall expressly assume all the obligations of the Issuer pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory in form to the Trustee;

•

immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

•	the Trustee shall have received the officer’s certificate and opinion of counsel called for by the indenture.

In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which the Issuer is not the continuing entity and upon execution and delivery by the Successor Company of the supplemental indenture described above, such Successor Company shall succeed to, and be substituted for the Issuer and may exercise every right and power of the Issuer under the indenture with the same effect as if such Successor Company had been named as the Issuer therein, and the Issuer shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Guarantees by Subsidiaries

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that, to the extent that any Subsidiary of the Issuer (each, a “Subsidiary Guarantor”) issues any guarantee of any Public Debt in excess of $100.0 million and such Subsidiary Guarantor is not thereafter released from such guarantee within ten Business Days from the date of such issuance, such Subsidiary Guarantor will be required to guarantee the debt securities issued under the indenture (each, a “Subsidiary Guarantee”) on a pari passu basis if such Public Debt is senior indebtedness and on a senior basis if such Public Debt is subordinated indebtedness.

No such Subsidiary Guarantors have been included as registrants under the registration statement of which this prospectus forms a part and such Subsidiary Guarantors, if any, will be added as registrants pursuant to a post-effective amendment.

Limitation on Liens

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that none of the Issuer or any Subsidiary will create, assume, incur or suffer to exist any Lien on or with respect to any of its Applicable Properties to secure Indebtedness unless contemporaneously therewith or prior thereto the debt securities are equally and ratably secured for so long as such other Indebtedness shall be so secured, except for Permitted Encumbrances.

Reports

The Issuer, pursuant to Section 314(a) of the Trust Indenture Act, shall, so long as debt securities of any series are outstanding, file with the Trustee such information, documents and other reports as may be required to comply with the provisions of Section 314(a) of the Trust Indenture Act, provided that (i) any failure of the Issuer to comply with this provision shall not constitute a Default or an Event of Default and (ii) only the Trustee may institute a legal proceeding against the Issuer to enforce such delivery obligation.

Notwithstanding the foregoing, to the extent the Issuer files the information and reports referred to in the preceding paragraph with the SEC and such information is publicly available on the internet, the Issuer shall be deemed to be in compliance with its obligations to furnish such information to the Trustee.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to the debt securities of any series is defined in the indenture as being:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;

(2) default for 30 days or more in the payment when due of interest on or with respect to the debt securities;

(3) default in the performance, or breach, of any covenant of the Issuer in the indenture, and continuance of such default or breach for a period of 90 days after there has been given written notice by the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities (with a copy to the Trustee) specifying such default or breach and requiring it to be remedied;

(4) the Issuer, pursuant to or within the meaning of any Bankruptcy Law: (i) commences proceedings to be adjudicated bankrupt or insolvent; (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law; (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due;

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer in an involuntary case or proceeding; (ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any substantial part of the property of the Issuer; or (iii) orders the liquidation of the Issuer; and, in each case in this clause (5), the order or decree remains unstayed and in effect for 90 consecutive days; and

(6) any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the Trustee will mail to all holders of the debt securities of that series notice of that default. Except in the case of a default relating to the payment of principal, premium, if any, or interest on debt securities of any series, the Trustee may withhold from the holders notice of any continuing default if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the holders of the debt securities. The Trustee shall not be deemed to know of any default unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a default is received by the Trustee at the corporate trust office of the Trustee.

The indenture provides that if any Event of Default (other than an Event of Default specified in clause (4) or (5) of the second preceding paragraph with respect to the Issuer) occurs and is continuing under the indenture, the Trustee or the holders of at least 25% in principal amount of the then total outstanding debt securities may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding debt securities to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the debt securities if and so long as a committee of its responsible officers in good faith determines acceleration is not in the best interest of the holders of the debt securities. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (4) or (5) with respect to the Issuer, all outstanding debt securities shall be due and payable immediately without further action or notice. The holders of a majority in aggregate principal amount of the then outstanding debt securities by written notice to the Trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the indenture with respect to that series. The indenture requires the annual filing by the Issuer with the Trustee of a certificate which states whether or not the Issuer is in default under the terms of the indenture.

Unless otherwise specified in the applicable prospectus supplement, no holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the debt securities of such series;

•	the holders of not less than 25% in principal amount of the total outstanding debt securities of such series shall have requested the Trustee to pursue the remedy;

•	holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss liability or expense incurred in compliance with such request;

•	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

•	holders of a majority in principal amount of the total outstanding debt securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

Notwithstanding any other provision of the indenture, the right of any holder of a debt security to receive payment of principal, premium, if any, and interest on the debt security, on or after the respective due dates expressed in the debt security, or the contractual right expressly set forth in the indenture or the debt securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Amendment, Supplement and Waiver

Unless otherwise specified in the applicable prospectus supplement, the indenture permits the Issuer and the Trustee, with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, no such modification or amendment shall, among other things:

•

change the stated maturity of the principal of, or installment of interest, if any, on, any debt securities, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

•	change the currency in which the principal of (and premium, if any) or interest on such debt securities are denominated or payable;

•

adversely affect the right of repayment or repurchase, if any, at the option of the holder after such obligation arises, impair the right of any holder to receive payment of principal or interest, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or amend the contractual right expressly set forth in the indenture or the debt securities to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of holders whose consent is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or certain defaults; or

•	modify the provisions that require holder consent to modify or amend the indenture or that permit holders to waive compliance with certain provisions of the indenture or certain defaults,

without in each case obtaining the consent of the holder of each outstanding debt security issued under the indenture affected by the modification or amendment.

Unless otherwise specified in the applicable prospectus supplement, the indenture also contains provisions permitting the Issuer and the Trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

•

to evidence the succession of another entity to the Issuer under the indenture and the assumption by such successor of the covenants of the Issuer in compliance with the requirements set forth in the indenture;

•	to add to the covenants for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer;

•	to add any additional Events of Default;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there are no outstanding debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•	to secure the debt securities;

•

to supplement any of the provisions of the indenture to such extent necessary to permit or facilitate the defeasance and discharge of the debt securities, provided that any such action does not adversely affect the interests of the holders of the debt securities in any material respect;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•

to cure any ambiguity, omission, defect or inconsistency or to correct or supplement any provision in the indenture which may be defective or which may be inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture;

•

to change any place or places where the principal of and premium, if any, and interest, if any, on the debt securities shall be payable, the debt securities may be surrendered for registration or transfer, the debt securities may be surrendered for exchange, and notices and demands to or upon the Issuer may be served;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to conform the text of the indenture or the debt securities to any provision of the section regarding the description of the notes contained in the prospectus supplement;

•

to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities as permitted by the indenture, including, without limitation to facilitate the issuance and administration of the debt securities; provided, however, that (i) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer debt securities; or

•

to add guarantees or guarantors in respect of all or any securities under the indenture, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of any or all securities and its obligations under the indenture in respect of any or all securities in accordance with the terms of the indenture.

Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the compliance of the Issuer with the provisions described above under “—Change of Control Triggering Event” and “—Certain Covenants” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Discharge and Defeasance

Unless otherwise provided in the applicable prospectus supplement, the Issuer may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal, premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be.

The indenture provides that the Issuer may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from its obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the debt securities of a series and clauses (3) and (7) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by the Issuer with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, or other applicable currency or government obligations as set forth in a prospectus supplement, applicable to the debt securities of that series which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If the Issuer effects covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, or other applicable currency or government obligations as set forth in a prospectus supplement, on deposit with the Trustee will be sufficient, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. However, the Issuer would remain liable to make payment of such amounts due at the time of acceleration.

In the case of either legal defeasance or covenant defeasance of the debt securities of a series, the Issuer will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If the Issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the case of either discharge or defeasance with respect to the debt securities of a series, the Subsidiary Guarantees, if any, will terminate.

Definitions

Unless otherwise specified in the applicable prospectus supplement, the following terms have the meanings specified below:

“Applicable Properties” means (1) shares of Capital Stock or Indebtedness issued by any Subsidiary of the Issuer and owned by the Issuer or any such Subsidiary and (2) any real property or equipment located within the United States and owned by, or leased to, the Issuer or any Subsidiary of the Issuer (excluding current assets, motor vehicles and office equipment) that has a net book value (after deduction of accumulated depreciation) in excess of 1.0% of the Tangible Assets of the Fox Consolidated Group.

“Bankruptcy Law” means Title 11, U.S. Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” of any corporation means the Board of Directors of such corporation, or any duly authorized committee of such Board of Directors.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the place of payment are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock and any rights (other than loan stock or debt securities convertible into capital stock), warrants or options to acquire such capital stock.

“Change of Control” means any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than the Issuer, any Subsidiary of the Issuer, or any employee benefit plan of either the Issuer or any Subsidiary of the Issuer, or the Murdoch Family, becomes the beneficial owner of 50% or more of the combined voting power of the Issuer’s then outstanding common stock entitled to vote generally for the election of directors.

“Change of Control Triggering Event” means a Change of Control and a Rating Decline.

“Content” means all print, audio, visual and other content and information available for publication, distribution, broadcast, transmission or any other form of delivery for exploitation on any form of media or medium of communication, whether now known or hereafter discovered or created.

“Content Special Purpose Vehicle” means any Special Purpose Vehicle established for the sole purpose of financing, producing, distributing, acquiring, marketing, licensing, syndicating, publishing, transmitting or other exploitation of Content.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Fox Consolidated Group” means the Issuer and its Subsidiaries, in each case, which are consolidated under GAAP.

“GAAP” means accounting principles as are generally accepted in the United States of America as of the date or time of any computation required under the Indenture.

“Indebtedness” of any Person means, at any date, and without duplication, any obligation for or in respect of: (i) money borrowed (whether or not for cash consideration and whether or not the recourse of the lender is to the whole of the assets of such Person or only a portion thereof) and premiums (if any) and capitalized interest (if any) in respect thereof and (ii) all obligations (if any) with respect to any debenture, bond (other than performance and similar bonds), note, loan or similar instrument (whether or not issued for cash consideration). Notwithstanding anything stated herein to the contrary, for purposes of the indenture, any obligation owed solely between or among members of the Fox Consolidated Group shall not constitute “Indebtedness.”

“Investment Grade” means a rating of BBB- or higher by S&P Global Ratings (a division of S&P Global Inc.) and its successors (“S&P”) or a rating of Baa3 or higher by Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”) or the equivalent of such ratings.

“Lien” means any lien, security interest, or other charge or encumbrance of any kind, including without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Murdoch Family” means K. Rupert Murdoch, his wife, parent or more remote forebear, children, or brothers or sisters or children of brothers or sisters, or grandchildren, grandnieces and grandnephews and other members of his immediate family or any trust or any other entity directly or indirectly controlled by, or for the benefit of, one or more of the members of the Murdoch Family described above (“controlled entities”). A trust shall be deemed controlled by the Murdoch Family if the majority of the trustees are members of the Murdoch Family or can be removed or replaced by any one or more members of the Murdoch Family or the controlled entities.

“Permitted Content Financing” means debt and equity financing arrangements with third parties for the financing, production, distribution, acquisition, marketing, licensing, syndication, publishing, transmission or other exploitation of Content by any Person in which any interest held by a member of the Fox Consolidated Group is held through a Content Special Purpose Vehicle and as to which neither the Issuer nor its Subsidiaries has incurred any Indebtedness other than through such Content Special Purpose Vehicle.

“Permitted Encumbrances” means any of the following: (i) any Lien which arises in favor of an unpaid seller in respect of goods, plant or equipment sold and delivered to any member of the Fox Consolidated Group in the ordinary course of its business until payment of the purchase price for such goods or plant or equipment or any other goods, plant or equipment previously sold and delivered by that seller (except to the extent that such Lien secures Indebtedness or arises otherwise than due to deferment of payment of purchase price); (ii) Liens arising by operation of law, including Liens for taxes, assessments and governmental charges or levies that are either (a) not yet overdue or (b) being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained; (iii) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof; (iv) any Lien with respect to a cash deposit which secures the payment or reimbursement obligation in favor of any financial institution or government in connection with any letter of credit, guarantee or bond, issued by or, as the case may be, granted to any financial institution, or government, in respect of any amount payable by any member of the Fox Consolidated Group pursuant to any agreement or arrangement entered into by any member of the Fox Consolidated Group; (v) any Lien with respect to a cash deposit which is deposited in an account with any financial institution or firm of lawyers or title company to be held in escrow in such account pursuant to any agreement or arrangement; (vi) Liens on property purchased after the date of the indenture provided that (A) any such Lien (x) is created solely for the purpose of securing Indebtedness incurred to finance the cost (including the cost of construction) of the item of property subject thereto and such Lien is created prior to, at the time of, or within 270 days after the later of, the acquisition, the completion of construction or the commencement of the full operation of such property, or for the purpose of securing Indebtedness incurred to refinance any Indebtedness previously so secured or (y) existed on such property at the time of its acquisition (other than Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property), (B) the principal amount of Indebtedness secured by any Lien described in clause (A)(x) does not exceed 100% of such cost (plus related costs, fees and expenses), and (C) such Lien does not extend to or cover any other property other than such item or property and any improvements on such item or property; (vii) any Lien with respect to any asset (including, without limitation, securities, documents of title and source codes), to the extent arising from the delivery of such asset to any financial institution, firm of lawyers, title company or other entity which holds assets in escrow or custody, to be held in escrow pursuant to any agreement or arrangement granted in the ordinary course of business; (viii) statutory Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision has been made; (ix) easements, rights of way and other encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes; (x) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation; (xi) Liens existing on the date of the indenture; (xii) Liens permitted to finance receivables (including pursuant to a receivables sales agreement) arising in the ordinary course of business; (xiii) Liens on assets of Content Special Purpose Vehicles securing Indebtedness incurred for the purpose of effecting Permitted Content Financings; (xiv) Liens created in favor of (x) a producer or supplier of Content or (y) any other Person in connection with the financing of the production, distribution, acquisition, marketing, licensing, syndication, publication, transmission and/or other exploitation of Content, in each case above on or with respect to distribution revenues and/or distribution rights which arise from or are attributable to such Content; (xv) Liens under construction, performance and similar bonding arrangements entered into in the ordinary course of business; (xvi) in the case of a Person becoming a member of the Fox Consolidated Group after the date of the indenture, any Lien with respect to the assets of such Person at the time it became a member of the Fox Consolidated Group, provided that such Lien is not created in contemplation of, or in connection with, such Person becoming a member of the Fox Consolidated Group; (xvii) Liens created by members of the Fox Consolidated Group in favor of other members of the Fox Consolidated Group; (xviii) Liens not otherwise permitted herein which do not, in the aggregate, exceed 15% of the Tangible Assets of the Fox Consolidated Group; and (xix) any extension, renewal or replacements of any of the Liens referred to in clauses (i) through (xviii) above, provided that the renewal, extension or replacements is limited to all or part of the property securing the original Lien or any replacement of such property and further provided that in the case of sub-clauses (i) and (iii) of this definition, there is no default in the underlying obligation secured by such encumbrance or such obligation is being contested in good faith and by appropriate proceedings.

“Person” means any individual, partnership, corporation, joint venture, limited liability company, trust or other entity, or government or any agency or political subdivision thereof.

“Public Debt” means any Indebtedness of the Issuer (other than the debt securities issued under the indenture) that is registered pursuant to a registration statement filed with the SEC or any comparable national or state regulatory or governmental body in any jurisdiction of the United States or otherwise, plus any Indebtedness that any member of the Fox Consolidated Group has issued and provided registration rights to the holders of such privately placed securities in connection with such issuance.

“Rating Agencies” means (i) S&P and Moody’s or (ii) if S&P or Moody’s or both shall not make a rating of the debt securities of the applicable series issued under the indenture publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P or Moody’s or both, as the case may be, so that there shall be two nationally recognized securities rating agencies rating the debt securities of such series at the applicable time.

“Rating Category” means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the debt securities of the applicable series issued under the indenture has decreased by one or more gradations, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 90 days prior to the earlier of, (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the intention by the Issuer to effect a Change of Control.

“Rating Decline” means the occurrence of the following on, or within 90 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Issuer to effect a Change of Control (which period shall be extended so long as the rating of the debt securities of the applicable series issued under the indenture is under publicly announced consideration for a possible downgrade by any of the Rating Agencies), (a) in the event the debt securities of the applicable series issued under the indenture are rated by either Rating Agency on the Rating Date as Investment Grade, the rating of the debt securities of such series shall be reduced so that such debt securities are rated below Investment Grade by both Rating Agencies, or (b) in the event the debt securities of the applicable series issued under the indenture are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the debt securities of such series by both Rating Agencies shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). The Trustee shall not be responsible for monitoring whether a Rating Decline has occurred.

“Subsidiary” means, with respect to any Person, (i) a corporation a majority of whose issued and outstanding Capital Stock, voting shares or ordinary shares having ordinary voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person

(other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and the power to direct the policies, management and affairs thereof. For purposes of this definition, any director’s qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

“Tangible Assets” of any Person means, as of any date, the amount of total assets of such Person and its subsidiaries on a consolidated basis at such date minus goodwill, trade names, patents, unamortized debt discount expense and other like intangibles, all determined in accordance with GAAP.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The indenture and the provisions of the Trust Indenture Act contain limitations on the rights of a trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Any trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of a default or must resign.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of the Class A Common Stock and the Class B Common Stock that are contained in our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated By-laws (the “By-laws”), and is qualified in its entirety by reference to these documents. You should refer to the Certificate of Incorporation and the By-laws, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. In addition, you should refer to the General Corporation Law of Delaware, as amended (the “DGCL”), which may also affect the terms of our Common Stock (as defined below).

General

The Company’s authorized share capital consists of 2,000,000,000 shares of Class A Common Stock, 1,000,000,000 shares of Class B Common Stock (the Class B Common Stock, together with the Class A Common Stock, the “Common Stock”), 35,000,000 shares of Preferred Stock and 35,000,000 shares of series common stock, par value $0.01 per share (the “Series Common Stock”). As of August 8, 2023, 253,683,969 shares of Class A Common Stock were issued and outstanding, 235,581,025 shares of Class B Common Stock were issued and outstanding, and no shares of the Preferred Stock or the Series Common Stock were issued and outstanding. The Class A Common Stock and the Class B Common Stock are listed on The Nasdaq Global Select Market under the symbols “FOXA” and “FOX,” respectively.

Class A Common Stock and Class B Common Stock

Class A Common Stock Voting Rights

A holder of Class A Common Stock may only vote under the following circumstances:

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on a proposal to dissolve the Company or to adopt a plan of liquidation of the Company, and with respect to any matter to be voted on by our stockholders following adoption of a proposal to dissolve the Company or to adopt a plan of liquidation of the Company;

•	on a proposal to sell, lease or exchange all or substantially all of the Company’s property and assets;

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on a proposal to adopt an agreement of merger or consolidation in which the Company is a constituent corporation, as a result of which our stockholders prior to the merger or consolidation would own less than sixty percent (60%) of the voting power or capital stock of the surviving corporation or consolidated entity (or the direct or indirect parent of the surviving corporation or consolidated entity) following the merger or consolidation; and

•

with respect to any matter to be voted on by our stockholders during a period during which a dividend (or part of a dividend) in respect of Class A Common Stock has been declared and remains unpaid following the payment date with respect to such dividend (or part thereof).

Other than as set forth in the preceding paragraph and as provided by law, a holder of a share of Class A Common Stock has no right to vote.

To the extent the holders of Class A Common Stock are entitled to vote on a particular matter, they shall vote in the same manner and subject to the same conditions as the holders of Class B Common Stock, Preferred Stock or Series Common Stock.

At annual and extraordinary general meetings of stockholders:

•	a majority in voting power of all of the outstanding shares of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes; and

•	each holder of Class A Common Stock represented at a meeting of stockholders shall be entitled to cast one vote for each share of Class A Common Stock entitled to vote at the meeting.

Class B Common Stock Voting Rights

As a general matter, holders of Class B Common Stock are entitled to one vote per share on all matters on which stockholders have the right to vote, including director elections.

Vote Required

Unless otherwise provided by the Certificate of Incorporation or the By-laws, or provided by the rules or regulations of any stock exchange applicable to us, applicable law or pursuant to any regulation applicable to us or our securities, (a) directors shall be elected by majority of votes cast in uncontested director elections (and by plurality of votes cast in contested director elections) and (b) any other question brought before any meeting of stockholders shall be determined by the affirmative vote of a majority of the votes cast thereon by the holders represented and entitled to vote at the meeting.

Ownership of Class A Common Stock and Class B Common Stock by the Murdoch Family Trust and K. Rupert Murdoch

As a result of his ability to appoint certain members of the board of directors of the corporate trustee of the Murdoch Family Trust, which, as of August 8, 2023, beneficially owned less than one percent of the outstanding Class A Common Stock and 43.39% of Class B Common Stock, K. Rupert Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. K. Rupert Murdoch, however, disclaims any beneficial ownership of these shares. Also, K. Rupert Murdoch beneficially owns or may be deemed to beneficially own an additional less than one percent of Class B Common Stock and less than one percent of Class A Common Stock. Thus, as of August 8, 2023, K. Rupert Murdoch may be deemed to beneficially own in the aggregate less than one percent of Class A Common Stock and 43.99% of Class B Common Stock. This concentration of voting power could discourage third parties from making proposals involving an acquisition of the Company. Additionally, the ownership concentration of Class B Common Stock by the Murdoch Family Trust increases the likelihood that proposals submitted for stockholder approval that are supported by the Murdoch Family Trust will be adopted and proposals that the Murdoch Family Trust does not support will not be adopted, whether or not such proposals to stockholders are also supported by the other holders of Class B Common Stock.

Dividends

Holders of Class A Common Stock and Class B Common Stock are generally entitled to such dividends, if any, as may be declared by our Board of Directors from time to time in its sole discretion out of our assets or legally available funds, subject to the following provisions:

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if dividends are declared on Class A Common Stock or Class B Common Stock that are payable in shares of Common Stock, or securities convertible into, or exercisable or exchangeable for Common Stock, the dividends payable to the holders of Class A Common Stock shall be paid only in shares of Class A Common Stock (or securities convertible into, or exercisable or exchangeable for Class A Common Stock), the dividends payable to holders of Class B Common Stock shall be paid only in shares of Class B Common Stock (or securities convertible into, or exercisable or exchangeable for Class B Common Stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of Class A Common Stock and Class B Common Stock (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of such class of Common Stock), respectively; and

•

in no event shall the shares of the Class A Common Stock or Class B Common Stock be split, divided, or combined unless the outstanding shares of the other class shall be proportionately split, divided or combined.

Any dividends declared by our Board of Directors on a share of Common Stock shall be declared in equal amounts with respect to each share of Class A Common Stock and Class B Common Stock (as determined in good faith by our Board of Directors in its sole discretion), provided that in the case of dividends payable in shares of our Common Stock, or securities convertible into, or exercisable or exchangeable for, our Common Stock, or dividends or other distributions (including, without limitation, any distribution pursuant to a stock dividend or a “spin-off,” “split-off” or “split-up” reorganization or similar transaction) payable in shares or other equity interests of any corporation or other entity, which immediately prior to the time of the dividend or distribution is a subsidiary of the Company and which possesses authority to issue Class A Common Stock or equity interests and Class B Common Stock or equity interests (or securities convertible into, or exercisable or exchangeable for, such shares or equity interests) with voting characteristics identical or comparable to those of Class A Common Stock and Class B Common Stock, respectively, such dividends shall be paid as provided for in the Certificate of Incorporation.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. We may issue shares for a variety of purposes, including to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise by making such attempts more difficult or more costly.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of any outstanding series of Preferred Stock or Series Common Stock, the holders of shares of Class A Common Stock, Class B Common Stock and, to the extent the terms thereof so provide, the Preferred Stock and Series Common Stock shall be entitled to receive all of our remaining assets available for distribution to our stockholders, ratably in proportion to the number of shares held by them (or, with respect to any series of the Preferred Stock or Series Common Stock, according to their terms).

No Preemptive Rights

No holder of any Common Stock has any preemptive rights to subscribe to any of the Company’s securities of any kind or class.

Transfer Restrictions and Redemption

In addition to the transfer restrictions described under “—Anti-Takeover Effects of Various Provisions of Delaware Law, the Certificate of Incorporation and the By-laws—Transfer Restrictions,” the Certificate of Incorporation provides for certain regulatory restrictions on transfers.

If the Company has reason to believe that the Ownership (as defined in the Certificate of Incorporation), or proposed Ownership, of shares of capital stock of the Company by any stockholder, other Owner (as defined in the Certificate of Incorporation) or Proposed Transferee (as defined in the Certificate of Incorporation) could, either by itself or when taken together with the Ownership of any shares of capital stock of the Company by any other Person (as defined in the Certificate of Incorporation), result in any Violation (as defined in the Certificate of Incorporation), such stockholder, other Owner or Proposed Transferee, upon request of the Company, shall promptly furnish to the Company such information as the Company may reasonably request to determine whether the Ownership of, or the exercise of any rights with respect to, shares of capital stock of the Company by such stockholder, other Owner or Proposed Transferee could result in any Violation.

If (i) any stockholder, other Owner or Proposed Transferee from whom information is requested should fail to respond to such request within the period of time (including any applicable extension thereof) determined by the Board of Directors, or (ii) whether or not any stockholder, other Owner or Proposed Transferee timely responds to any such request for information, the Board of Directors shall conclude that effecting, permitting or honoring any Transfer (as defined in the Certificate of Incorporation) or the Ownership of any shares of capital stock of the Company, by any such stockholder, other Owner or Proposed Transferee, could result in any Violation, or that it is in the interest of the Company to prevent or cure any such Violation or any situation which could result in any such Violation, or mitigate the effects of any such Violation or any situation that could result in any such Violation, then the Company may, inter alia, (A) refuse to permit any Transfer of record of shares of capital stock of the Company that involves a Transfer of such shares to, or Ownership of such shares by, any Disqualified Person (as defined in the Certificate of Incorporation), (B) refuse to honor any such Transfer of record effected or purported to have been effected, and in such case any such Transfer of record shall be deemed to have been void ab initio, (C) suspend those rights of stock ownership the exercise of which could result in any Violation and/or (D) redeem such shares in accordance with the paragraph below.

Notwithstanding any other provision of the Certificate of Incorporation to the contrary, but subject to the provisions of any resolution or resolutions of the Board of Directors creating any series of Series Common Stock or any series of Preferred Stock, outstanding shares of Common Stock, Series Common Stock or Preferred Stock shall always be subject to redemption by the Company, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken with respect to any shares of capital stock of the Company of which any Disqualified Person is the stockholder, other Owner or Proposed Transferee. The terms and conditions of such redemption shall be as set forth in the Certificate of Incorporation.

We shall, to the extent required by law, note on the certificates of our capital stock that shares represented by such certificates are subject to the restrictions set forth in this section.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Preferred Stock and Series Common Stock

The Certificate of Incorporation authorizes our Board of Directors to designate and issue from time to time one or more series of Preferred Stock or Series Common Stock without stockholder approval, provided that our Board of Directors shall not issue any shares of Preferred Stock or Series Common Stock which entitle the holders thereof to more than one vote per share without an affirmative vote of the majority of the holders capital stock of the Company entitled to vote generally in the election of directors. Under the terms of the Certificate of Incorporation, our Board of Directors is authorized, subject to limitations prescribed by the DGCL, and by the Certificate of Incorporation, to issue up to 35,000,000 shares of Preferred Stock and up to 35,000,000 shares of Series Common Stock, each in one or more series, without further action by the holders of our Common Stock. Our Board of Directors is vested with the authority to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including, without limitation, redemption rights, dividend rights, liquidation preferences and conversion or exchange rights of any class or series of Preferred Stock, and to fix the number of classes or series of Preferred Stock or Series Common Stock, the number of shares constituting any such class or series and the voting powers for each class or series.

Our Board of Directors may issue Preferred Stock or Series Common Stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock.

Anti-Takeover Effects of Various Provisions of Delaware Law, the Certificate of Incorporation and the By-Laws

Size of Board and Vacancies; Removal

Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock, the Certificate of Incorporation and the By-laws provide that the total number of directors constituting the entire Board of Directors shall be not less than three (3), with the then-authorized number of directors being fixed from time to time exclusively by the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of directors and until his or her successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Stockholder Action by Written Consent

Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock, the Certificate of Incorporation and the By-laws provide that our stockholders may act only at an annual or special meeting of stockholders and may not act by written consent (unless there are three record holders or fewer).

Amendment of By-laws

The Certificate of Incorporation provides that the Board of Directors is authorized to adopt, repeal, alter or amend our by-laws by a vote of a majority of the entire Board of Directors. In addition to any requirements of law and any other provision of the Certificate of Incorporation, our stockholders are able to, with the affirmative vote of holders of 65% or more of the combined voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, adopt, amend or repeal any provision of our by-laws.

Transfer Restrictions

The Certificate of Incorporation provides that an Owner of shares of Class A Common Stock or Class B Common Stock may not sell, exchange or otherwise transfer Ownership of such shares to any person who has made an Offer (as defined in the Certificate of Incorporation) pursuant to such Offer unless such Offer relates to both Class A Common Stock and Class B Common Stock, or another Offer or Offers are contemporaneously made with such Offer by such person such that, between all the Offers, they relate to both Class A Common Stock and Class B Common Stock, and the terms and conditions of such Offer or Offers as they relate to each of the Class A Common Stock and Class B Common Stock are Comparable (as defined in the Certificate of Incorporation). We shall, to the extent required by law, note on the certificates of our Common Stock that shares represented by such certificates are subject to the restrictions set forth in this paragraph.

Stockholder Meetings

Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock, the Certificate of Incorporation and the By-laws provide that special meetings of stockholders (i) may be called by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors then constituting the entire Board of Directors, (ii) may be called by the chairman or a vice or deputy chairman of our Board of Directors or (iii) shall be called by the secretary of the Company upon the written request of holders of record of not less than 20% of the outstanding shares of Class B Common Stock, proposing a proper matter for stockholder action under the DGCL at such special meeting, provided that (a) no such special meeting of stockholders shall be called pursuant to clause (iii) if the written request by such holders is received less than 135 days prior to the first anniversary of the date of the preceding annual meeting of stockholders of the Company and (b) any special meeting called pursuant to clause (iii) shall be held not later than 100 days following receipt of the written request by such holders, on such date and at such time and place as determined by the Board of Directors.

Requirements for Advance Notice of Stockholder Nominations and Proposals

Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock, the By-laws contain advance-notice and other procedural requirements that apply to stockholder nominations of persons for election to our Board of Directors at any annual meeting of stockholders and to stockholder proposals that stockholders take any other action at any annual meeting. In the case of any annual meeting, a stockholder proposing to nominate a person for election to our Board of Directors or proposing other business is required to give our secretary written notice of the proposal at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. These stockholder proposal deadlines are subject to exceptions if the annual meeting date is set more than 30 days before or 70 days after such anniversary date, or if no annual meeting was held in the preceding year, in which case notice by such stockholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to the date of the current year’s annual meeting and not later than the close of business on the later of the 90th day prior to the date of the current year’s annual meeting, or the 10th day following the day on which public announcement of the date of the current year’s annual meeting is first made. If a special meeting of stockholders is called for the election of directors, a stockholder proposing to nominate a person for that election must give our secretary written notice of the proposal at our principal executive offices not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The By-laws prescribe specific information that any such stockholder notice must contain, including, without limitation, a description of the proposal, the reasons for the proposal, and other specified matters.

These advance-notice provisions may have the effect of precluding a contest for the election of our directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our stockholders.

Forum Selection

The By-laws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by law, the sole and exclusive forum for any derivative action, action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or employee of the Company to the Company or its stockholders, action arising pursuant to any provision of the DGCL, action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or action asserting a claim governed by the internal affairs doctrine.

Any person or entity purchasing or otherwise acquiring any interest in the Common Stock is deemed to have received notice of and consented to the foregoing forum selection bylaw, which could limit the Company’s stockholders’ ability to choose the judicial forum for disputes with the Company. The enforceability of similar forum selection clauses in other companies’ bylaws or similar governing documents has been challenged in legal proceedings, and it is possible that in connection with any action a court could find the forum selection clause contained in the By-laws to be inapplicable or unenforceable in such action.

Limitation of Liability for Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties as directors and officers, as applicable. The Certificate of Incorporation and the By-laws include provisions that exculpate and indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages by reason of the fact that he or she is or was a director or officer of the Company or any of its direct or indirect subsidiaries or is or was serving at the request of the Company as a director or officer of any other corporation, partnership, joint venture, trust or other enterprise against any expense, as the case may be. The By-laws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under such bylaws or the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance, at our own expense, to protect us, our directors, officers and certain employees for some liabilities, whether we would have the power to indemnify our directors, officers or employees from such liabilities under the DGCL or not. The limitation of liability and indemnification provisions included in the Certificate of Incorporation and the By-laws may discourage stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, this provision does not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s or officer’s duty of care. The provisions do not alter the liability of directors and officers under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our insurance policies insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. The insurance provides coverage, subject to its terms and conditions, if the Company is unable (e.g., due to bankruptcy) or unwilling to indemnify the directors and officers for a covered wrongful act.

Certain Corporate Opportunities

The By-laws contain provisions relating to certain corporate opportunities that may simultaneously be of interest to us and to News Corporation (“News Corp”). These provisions will provide that in the event that any of our stockholders who are: (x) K. Rupert Murdoch, his wife, child or more remote issue, or brother or sister or child or more remote issue of a brother or sister, which we refer to collectively as the Murdoch Family, or (y) any person directly or indirectly controlled by one or more members of the Murdoch Family, which we refer to as a Murdoch Controlled Person; provided that a trust and the trustees of such trust shall be deemed to be controlled by any one or more members of the Murdoch Family if a majority of the trustees of such trust are members of the Murdoch Family or may be removed or replaced by any one or more of the members of the Murdoch Family and/or Murdoch Controlled Persons, which we refer to each as a Covered Stockholder (so long as such Covered Stockholders continue to own, in the aggregate, 10% or more of the voting stock of each of us and News Corp) or any of our directors and officers, which we refer to collectively as the Overlap Persons, that are or may become stockholders, directors, officers, employees and agents of News Corp and its affiliates, which we refer to each as an Other Entity, is presented, offered, or otherwise acquires knowledge of a potential business opportunity for us, which we refer to as a Potential Business Opportunity:

•

such Overlap Person will have no duty to refrain from referring such Potential Business Opportunity to any Other Entity and, if such Overlap Person refers such Potential Business Opportunity to an Other Entity, such Overlap Person shall have no duty or obligation to refer such Potential Business Opportunity to us and will not be liable to us for such referral or for any failure to give us notice of, or refer us to, such Potential Business Opportunity;

•

any Other Entity may participate, engage or invest in any such Potential Business Opportunity notwithstanding that such Potential Business Opportunity may have been referred to it by an Overlap Person; and

•

if an Overlap Person refers a Potential Business Opportunity to an Other Entity, then, as between us and such Other Entity, we shall be deemed to have renounced, to the fullest extent permitted by law, any interest or right to such Potential Business Opportunity.

The effect of these provisions could result in the Overlap Persons submitting any Potential Business Opportunities to News Corp.

We may enter into and perform additional agreements or transactions with an Other Entity and, to the fullest extent permitted by law and the provisions of the By-laws, no such agreement or transaction, nor the performance thereof by us or by an Other Entity, shall be considered contrary to any fiduciary duty owed to us, or to any of our stockholders, by any Overlap Person by reason of the fact that such person is an Overlap Person and no Overlap Person shall have or be under any fiduciary duty to us, or to any of our stockholders, by reason of the fact that such person is an Overlap Person, to refrain from acting on behalf of us or News Corp in respect of any such agreement or transaction or performing any such agreement or transaction in accordance with its terms. Each such Overlap Person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and shall be deemed not to have breached his or her duties of loyalty to us or any of our stockholders, and not to have derived an improper personal benefit therefrom.

No amendment or repeal of, or adoption of any provision inconsistent with, the foregoing provisions will have any effect upon any agreement or arrangements entered into prior to the time of such amendment, repeal or adoption, including any allocation of any business opportunity between us and any Other Entity or any duty or obligation owed by any Overlap Person to us with respect to any corporate opportunity prior to such time.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	through underwriters;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by one or more securities broker-dealers or other financial intermediaries.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. We, the underwriters, agents or dealers described above may offer and sell securities from time to time at a fixed price or prices, which may be changed, or from time to time at market prices or prices relating to such market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at the market offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. In addition, in an offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the securities above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the legal validity of the securities offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The consolidated financial statements of Fox Corporation appearing in Fox Corporation’s Annual Report (Form 10-K) for the year ended June 30, 2023, and the effectiveness of Fox Corporation’s internal control over financial reporting as of June 30, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

16,835,016 Shares

Fox Corporation

Class B Common Stock

PROSPECTUS SUPPLEMENT